UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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ALPHATEC HOLDINGS, INC.

5818 El Camino Real

Carlsbad, CA 92008

(760) 431-9286

                    , 2017

Dear Stockholder:

We cordially invite you to attend our 2017 Annual Meeting of Stockholders to be held at 2:00 p.m., Pacific Time, on Thursday, June 15, 2017, at our corporate headquarters, which are located at 5818 El Camino Real, Carlsbad, CA 92008.

Details regarding the meeting, the business to be conducted at the meeting, and information about Alphatec Holdings, Inc. that you should consider when you vote your shares are described in this proxy statement.

We are asking stockholders of Alphatec Holdings, Inc.:

•	to elect seven persons to our Board of Directors;

•	to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017;

•	to approve an amendment and restatement of our 2016 Equity Incentive Plan;

•	to approve an amendment and restatement of our 2007 Employee Stock Purchase Plan;

•	to approve, on an advisory basis, the compensation of our named executive officers;

•	to approve, on an advisory basis, the frequency of future stockholder votes to approve the compensation of our named executive officers; and

•

to approve, as required by and in accordance with the listing rules of The NASDAQ Stock Market, the issuance of up to an aggregate of 17,525,972 shares of common stock issuable upon the conversion of outstanding shares of our Series A Convertible Preferred Stock and the exercise of outstanding warrants.

The Board of Directors recommends for advisory votes on compensation of our named executive officers to occur “every year,” and recommends the approval of each of the other proposals. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On May 5, 2017, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2017 Annual Meeting of Stockholders and our 2016 Annual Report to Stockholders, which are located online at www.proxypush.com/ATEC. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Alphatec Holdings, Inc.

Sincerely,

Terry M. Rich
Chief Executive Officer and Director

Appendix A—Amended and Restated 2016 Equity Incentive Award Plan

Appendix B—Amended and Restated 2007 Employee Stock Purchase Plan

Appendix C—Form of Proxy Card

ALPHATEC HOLDINGS, INC.

5818 El Camino Real

Carlsbad, CA 92008

(760) 431-9286

, 2017

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TIME: 2:00 p.m. Pacific Time

DATE: Thursday, June 15, 2017

PLACE: Alphatec Holdings, Inc., 5818 El Camino Real, Carlsbad, CA 92008

NOTICE IS HEREBY GIVEN that the annual meeting of Alphatec Holdings, Inc. will be held on Thursday, June 15, 2017 (the “Annual Meeting”), for the following purposes:

1.	To elect seven directors to serve until the 2018 annual meeting of stockholders;

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017;

3.	To approve the amendment and restatement of our 2016 Equity Incentive Plan;

4.	To approve the amendment and restatement of our 2007 Employee Stock Purchase Plan;

5.	To approve, on an advisory basis, the compensation of our named executive officers;

6.	To approve, on an advisory basis, the frequency of future stockholder votes to approve the compensation of our named executive officers;

7.	To approve, as required by and in accordance with the listing rules of The NASDAQ Stock Market (“NASDAQ”) (which require stockholder approval of a transaction other than a public offering involving the sale, issuance or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock) (i) equal to 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock and (ii) to a company’s officers, directors, employees or consultants at a price less than market value), the issuance of up to an aggregate of 17,525,972 shares of our common stock, consisting of:

a)	7,622,372 shares of common stock issuable upon the conversion of 15,244.744 shares of our Series A Convertible Preferred Stock, par value $0.0001, sold pursuant to the Securities Purchase Agreement dated as of March 22, 2017 (the “Purchase Agreement”), including 1,425,000 shares of common stock issuable to certain of our directors, officers and employees; and

b)	9,903,600 shares of common stock issuable upon exercise of certain warrants to purchase shares of our common stock issued pursuant to or in connection with the Purchase Agreement, including 1,425,000 shares of common stock issuable to certain of our directors, officers and employees; and

8.	To transact such other business as may be properly presented at the Annual Meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Our Board of Directors has fixed the close of business on April 24, 2017, as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof. A total of 10,857,773 shares of our common stock were issued and outstanding as of that date. Each share of common stock entitles its holder to one vote. Cumulative voting of shares of common stock is not permitted.

At the Annual Meeting and for the ten-day period immediately prior to the Annual Meeting, the list of our stockholders entitled to vote at the Annual Meeting will be available for inspection at our corporate headquarters, which are located at 5818 El Camino Real, Carlsbad, CA 92008 for such purposes as are set forth in the General Corporation Law of the State of Delaware.

At least a majority of all issued and outstanding shares of common stock entitled to vote at a meeting is required to constitute a quorum for the conduct of business at the Annual Meeting. Accordingly, whether you plan to attend the Annual Meeting or not, we ask that you vote by following the instructions in the Important Notice Regarding Internet Availability of Proxy Materials that you previously received and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Terry M. Rich
Chief Executive Officer and Director

ALPHATEC HOLDINGS, INC.

5818 El Camino Real

Carlsbad, CA 92008

(760) 431-9286

PROXY STATEMENT FOR THE ALPHATEC HOLDINGS, INC.

2017 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement, along with the accompanying Notice of 2017 Annual Meeting of Stockholders, contains information about the 2017 annual meeting of stockholders of Alphatec Holdings, Inc. (the “Annual Meeting”), including any adjournments or postponements thereof. We are holding the Annual Meeting at 2:00 p.m., Pacific Time, on Thursday, June 15, 2017, at our corporate headquarters, which are located at 5818 El Camino Real, Carlsbad, CA 92008.

In this proxy statement, we refer to Alphatec Holdings, Inc. as “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors (the “Board of Directors”) for use at the Annual Meeting.

On or about May 5, 2017, we will begin sending the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 15, 2017

This proxy statement and our 2016 Annual Report on Form 10-K (the “Annual Report”) are available for viewing, printing and downloading at www.proxydocs.com/ATEC. To view these materials, please have your 12-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report, which includes our financial statements, for the fiscal year ended December 31, 2016 on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “Financial Information” section of the “Investor Relations” section of our website at www.alphatecspine.com. You may also obtain a printed copy of our Annual Report (without exhibits), including our financial statements, free of charge, from us by sending a written request to: Alphatec Holdings, Inc., 5818 El Camino Real, Carlsbad, CA 92008, Attention: Corporate Secretary.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors of Alphatec Holdings, Inc. is soliciting your proxy to vote at the Annual Meeting to be held at our corporate headquarters, located at 5818 El Camino Real, Carlsbad, CA 92008 on Thursday, June 15, 2017 at 2:00 p.m., Pacific Time, and any adjournments or postponements of the meeting. The proxy statement along with the accompanying Notice of 2017 Annual Meeting of Stockholders summarizes the purposes of the Annual Meeting and the information you need to know in order to vote at the Annual Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of 2017 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report for the fiscal year ended December 31, 2016 because you owned shares of our common stock on the record date. We intend to commence distribution of the Notice and, if applicable, the proxy materials to stockholders on or about May 5, 2017.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 24, 2017 are entitled to vote at the Annual Meeting. On the record date, there were 10,857,773 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, whether your shares should be voted for every year, every two years, every three years or abstain with respect to the proposal to approve, on an advisory basis, the frequency of future stockholder votes to approve the compensation of our named executive officers, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare, Inc. (“Computershare”), 480 Washington Ave., Jersey City, NJ 07310, or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet at www.proxypush.com/ATEC or telephone.

•

By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendation of our Board of Directors as noted below.

•	In person at the meeting. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 14, 2017.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the meeting, you should contact the broker or agent to obtain a legal proxy or broker’s proxy card and bring it with you to the Annual Meeting in order to vote. You will not be able to vote at the Annual Meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of each of the nominees for director;

•	“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017;

•	“FOR” the approval of the amendment and restatement of our 2016 Equity Incentive Plan;

•	“FOR” the approval of the amendment and restatement of our 2007 Employee Stock Purchase Plan;

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers;

•	for holding an advisory vote “EVERY YEAR” to approve, on an advisory basis, the compensation of our named executive officers; and

•

“FOR” the approval, as required by and in accordance with NASDAQ listing rules, the issuance of up to an aggregate of 17,525,972 shares of common stock issuable upon the conversion of outstanding shares of our Series A Convertible Preferred Stock and the exercise of outstanding warrants.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available to our stockholders, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. Stockholders of record may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above;

•

by notifying us at 5818 El Camino Real, Carlsbad, CA 92008, Attention: Craig Hunsaker, Executive Vice President, People & Culture and General Counsel, in writing before the Annual Meeting that you have revoked your proxy; or

•	by attending the Annual Meeting in person and voting in person.

Beneficial owners of shares held in street name must follow the instructions provided by your bank, broker, trustee or other nominee if you wish to change your vote.

Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that the proxy be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?”

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee that holds your shares has the authority to vote your uninstructed shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2) if it does not receive instructions from you, as this is considered a routine matter on which the bank, broker or other nominee has discretionary authority to vote. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1). In addition, your bank, broker or other nominee is prohibited from voting your uninstructed shares on the approval of the amendment and restatement of our 2016 Equity Incentive Plan (Proposal 3), the approval of the amendment and restatement of our 2007 Employee Stock Purchase Plan (Proposal 4), the advisory vote on the compensation of our named executive officers (Proposal 5), the advisory vote on the frequency of future stockholder votes to approve the compensation of our named executive officers (Proposal 6) or the approval, as required by and in accordance with NASDAQ listing rules, of the issuance of up to an aggregate of 17,525,972 shares of common stock issuable upon the conversion of outstanding shares of our Series A Convertible Preferred Stock and the exercise of outstanding warrants (Proposal 7). Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote with respect to the foregoing proposals, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ uninstructed shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2017, the Audit Committee of our Board of Directors will reconsider its selection.

Proposal 3: Approval of the Amendment and Restatement of our 2016 Equity Incentive Plan	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to amend and restate our 2016 Equity Incentive Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 4: Approval of the Amendment and Restatement of our 2007 Employee Stock Purchase Plan	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to amend and restate our 2007 Employee Stock Purchase Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 5: Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Nominating, Governance and Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 6: Approval, on an Advisory Basis, on the Frequency of Future Stockholder Votes to Approve the Compensation of our Named Executive Officers	The frequency of holding future stockholder votes to approve the compensation of our named executive officers—every year, every two years or every three years—receiving the greatest number of votes (also known as a “plurality” of the votes cast) will be the frequency approved by our stockholders. Brokerage firms do not have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes, as well as abstentions, will have no effect on the results of this vote. Although the advisory vote is non-binding, the Nominating, Governance and Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of holding an advisory vote on executive compensation.

Proposal 7: Approval, as required by and in accordance with NASDAQ listing rules, the issuance of up to an aggregate of 17,525,972 shares of common stock issuable upon the conversion of outstanding shares of our Series A Convertible Preferred Stock and the exercise of outstanding warrants.

The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal, excluding the 1,809,628 shares acquired under the Purchase Agreement as described in this proxy statement, is required to approve, as required by and in accordance with NASDAQ listing rules, the issuance of up to an aggregate of 17,525,972 shares of common stock issuable upon the conversion of outstanding shares of our Series A Convertible Preferred Stock and the exercise of outstanding warrants. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting and we will publish preliminary results, or final results if then available, by filing a Current Report on Form 8-K within four business days after the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

If we Solicit Proxies, What are the Costs of Soliciting these Proxies?

If we solicit proxies, we will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. If we ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies, then we will reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The Annual Meeting will be held at 2:00 p.m., Pacific Time, on Thursday, June 15, 2017 at our corporate headquarters, which are located at 5818 El Camino Real, Carlsbad, CA 92008. When you arrive at our headquarters, signs will direct you to the appropriate meeting room. You need not attend the Annual Meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our annual report and proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare, by calling their toll free number, 1-866-265-1875.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Alphatec Holdings, Inc. stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•

If your shares of our common stock are registered in your own name, please contact our transfer agent, Computershare, and inform them of your request by calling them at 1-866-265-1875 or writing them at 480 Washington Ave., Jersey City, NJ 07310.

•

If a broker or other nominee holds your shares of our common stock, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 17, 2017 for (a) each of our named executive officers, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders.

The share amounts set forth in the column below entitled “Number of Shares of Common Stock Beneficially Owned” represent the number of shares of common stock beneficially owned by such holder as of April 17, 2017 assuming no conversion of the outstanding shares of Series A Convertible Preferred Stock and no exercise of the Common Stock Warrants (as defined below) owned by such stockholder. Applicable percentage of ownership in the column below entitled “Percentage of Outstanding Common Stock” is based on 10,857,773 shares of common stock outstanding on April 17, 2017.

The share amounts set forth in the column below entitled “Number of Shares Beneficially Owned Assuming Conversion and Exercise” represent the number of shares of common stock beneficially owned by such holder as of April 17, 2017 assuming conversion of outstanding shares of Series A Convertible Preferred Stock and exercise of Common Stock Warrants owned by such stockholder (in each case, subject to the limitations described below).

Applicable percentage ownership in the column below entitled “Percentage of Shares Beneficially Owned Assuming Conversion and Exercise” is based on 22,098,523 shares of common stock outstanding as of April 17, 2017, which assumes that Proposal 7 has been approved and the exercise of the Common Stock Warrants to purchase 5,208,526 shares of common stock and the conversion of outstanding shares of Series A Convertible Preferred Stock into 6,032,224 shares of common stock.

Under the terms of the Common Stock Warrants, following approval of Proposal 7, certain of the warrant holders, at their election, may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise (subject to adjustment up to 9.99% upon the fulfillment of certain conditions), excluding for purposes of such determination shares of common stock issuable upon exercise of the Common Stock Warrants which have not been exercised. In addition, following approval of Proposal 7, our shares of Series A Convertible Preferred Stock may not be converted by certain holders thereof, at their election, if such conversion would cause such holder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock that would exceed 4.99% of our then outstanding common stock following such conversion (subject to adjustment up to 9.99% upon the fulfillment of certain conditions). The disclosures the columns below entitled “Number of Shares Beneficially Owned Assuming Conversion and Exercise” and “Percentage of Shares Beneficially Owned Assuming Conversion and Exercise” and in the footnotes to the table below concerning the stockholders’ beneficial ownership percentage assuming the conversion of our shares of Series A Convertible Preferred Stock and exercise of Common Stock Warrants reflect these limitations.

Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Alphatec Holdings, Inc., 5818 El Camino Real, Carlsbad, California 92008.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Common Stock	Number of Shares of Common Stock Beneficially Owned Assuming Conversion and Exercise(1)		Percentage of Outstanding Common Stock Assuming Conversion and Exercise
Directors and Named Executive Officers
Leslie H. Cross(2)	96,591	*	96,591		*
Terry M. Rich	2,500	*	502,500	(3)	2.3%
Mortimer Berkowitz III(4)	2,649,912	24.4%	3,449,912	(5)	15.6%
R. Ian Molson(6)	60,971	*	60,971		*
Stephen E. O’Neil(7)	41,092	*	41,092		*
Donald A. Williams(8)	8,561	*	8,561		*
Michael C. Plunkett(9)	39,504	*	189,504	(10)	*
James M. Corbett	5,683	*	5,683		*
Michael O’Neill	9,875	*	9,875		*
Dennis Nelson(11)	13,845	*	13,845		*
Ebun S. Garner(12)	41,392	*	41,392		*
All current executive officers and directors as a group (12 persons)(13)	2,921,425	26.4%	5,259,547	(14)	23.6%

Five Percent Stockholders
HealthpointCapital Partners, L.P.(15)	898,098	8.3%	898,098		4.0%
505 Park Avenue, 12th Floor New York, NY 10022

HealthpointCapital Partners II, L.P.(16)	1,750,880	16.1%	1,750,880		7.9%
505 Park Avenue, 12th Floor New York, NY 10022

John H. Foster(17)	2,648,978	24.4%	2,648,978		12.0%
c/o HealthpointCapital Partners, L.P. 505 Park Avenue, 12th Floor New York, NY 10022

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)	Beneficial ownership is determined in accordance with the rules promulgated by the SEC and includes sole or shared voting or investment power with respect to the securities. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants and preferred stock held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of April 17, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person shown in the table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2)	Includes 61,591 shares of common stock issuable pursuant to the exercise of options or release of restricted awards that are or will become vested within 60 days of April 17, 2017.

(3)	Assumes the exercise of a Common Stock Warrant to purchase 250,000 shares of common stock and conversion of Series A Convertible Preferred Stock into 250,000 shares of common stock underlying such Series A Convertible Preferred Stock.

(4)

Includes 898,098 shares held by HealthpointCapital Partners, L.P. and 1,750,880 shares held by HealthpointCapital Partners II, L.P. Mr. Berkowitz is a managing member of HGP, LLC, which is the general partner of HealthpointCapital Partners, L.P. and he is a managing member of HGP II, LLC, which is the general partner of HealthpointCapital Partners II, L.P., and therefore Mr. Berkowitz may be deemed to beneficially own the shares held by HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P. Mr. Berkowitz disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares. Also includes 933 shares owned by Mr. Berkowitz’s spouse.

(5)	Assumes the exercise of (i) a Common Stock Warrant to purchase 400,000 shares of common stock and conversion of Series A Convertible Preferred Stock into 400,000 shares of common stock underlying such Series A Convertible Preferred Stock, each held by Mr. Berkowitz, and (ii) a Common Stock Warrant to purchase 400,000 shares of common stock and conversion of Series A Convertible Preferred Stock into 400,000 shares of common stock underlying such Series A Convertible Preferred Stock, each held by Porcupine Investment Partners, LLC.

(6)	Includes 16,665 shares held by the Swiftsure Trust. Mr. Molson controls Nantel Investment, Ltd., which is the beneficiary of the Swiftsure Trust. Mr. Molson disclaims beneficial ownership of the shares held by the Swiftsure Trust except to his proportionate pecuniary interest in such shares. Also, includes 30,453 shares of common stock issuable pursuant to the exercise of options or release of restricted awards that are or will become vested within 60 days of April 17, 2017.

(7)	Includes 27,025 shares of common stock issuable pursuant to the exercise of options or release of restricted awards that are or will become vested within 60 days of April 17, 2017.

(8)	Includes 5,505 shares of common stock issuable pursuant to the exercise of options or release of restricted awards that are or will become vested within 60 days of April 17, 2017.

(9)	Includes 20,856 shares of common stock issuable pursuant to the exercise of options or release of restricted awards that are or will become vested within 60 days of April 17, 2017.

(10)	Assumes the exercise of a Common Stock Warrant to purchase 75,000 shares of common stock and conversion of Series A Convertible Preferred Stock into 75,000 shares of common stock underlying such Series A Convertible Preferred Stock.

(11)	Includes 13,289 shares of common stock issuable pursuant to the exercise of options which were vested as of Mr. Nelson’s April 14, 2017 termination date.

(12)	Includes 34,109 shares of common stock issuable pursuant to the exercise of options or release of restricted awards that are or will become vested within 60 days of April 17, 2017.

(13)	See footnotes (2) through (12) above. Also includes 10,416 shares of common stock issuable pursuant to the exercise of options or release of restricted awards held by Craig E. Hunsaker our Executive Vice President, People & Culture and General Counsel, that are or will become vested within 60 days of April 17, 2017. Includes 898,098 shares held by HealthpointCapital Partners, L.P., and 1,750,880 shares held by HealthpointCapital Partners II, L.P., which may be deemed to be beneficially owned by our director, Mortimer Berkowitz III. See also footnote (4) above.

(14)	See footnotes (3), (5) and (10) above. Also assumes the exercise of (i) a Common Stock Warrant to purchase 250,000 shares of common stock and conversion of Series A Convertible Preferred Stock into 250,000 shares of common stock underlying such Series A Convertible Preferred Stock, each held by held by Craig E. Hunsaker our Executive Vice President, People & Culture and General Counsel; (ii) a Common Stock Warrant to purchase 125,000 shares of common stock and conversion of Series A Convertible Preferred Stock into 125,000 shares of common stock underlying such Series A Convertible Preferred Stock, each held by Jonathan Allen, our Executive Vice President, Commercial Operations; (iii) a Common Stock Warrant to purchase 50,000 shares of common stock and conversion of Series A Convertible Preferred Stock into 50,000 shares of common stock underlying such Series A Convertible Preferred Stock, each held by Brian R. Snider, our Executive Vice President, Strategic Marketing and Product Development; and (iv) a Common Stock Warrant to purchase 25,000 shares of common stock and conversion of Series A Convertible Preferred Stock into 25,000 shares of common stock underlying such Series A Convertible Preferred Stock, each held by Jeffrey G. Black, our Executive Vice President and Chief Financial Officer.

(15)	Includes shares held by HealthpointCapital Partners, L.P. Mr. Berkowitz is a managing member of HGP, LLC, which is the general partner of HealthpointCapital Partners, L.P. Mr. Berkowitz and HGP, LLC may be deemed to beneficially own the shares held by HealthpointCapital Partners, L.P., but disclaims beneficial ownership of such shares except to the extent of his or its pecuniary interest in such shares. Based on Amendment No. 4 to Schedule 13D filed jointly by HealthpointCapital Partners, L.P., HGP, LLC, HealthpointCapital Partners II, L.P., HCPII Co-Invest Vehicle II, L.P., HGP II, LLC, and Mortimer Berkowitz III on March 19, 2012 and the Form 4 filed by HealthpointCapital Partners L.P. on November 30, 2012.

(16)	Includes shares held by HealthpointCapital Partners, II L.P. Mr. Berkowitz is a managing member of HGP II, LLC, which is the general partner of HealthpointCapital Partners II, L.P. Mr. Berkowitz and HGP II, LLC may be deemed to beneficially own the shares held by HealthpointCapital Partners II, L.P., but disclaims beneficial ownership of such shares except to the extent of his or its pecuniary interest in such shares. Based on Amendment No. 4 to Schedule 13D filed jointly by HealthpointCapital Partners, L.P., HGP, LLC, HealthpointCapital Partners II, L.P., HCPII Co-Invest Vehicle II, L.P., HGP II, LLC, and Mortimer Berkowitz III on March 19, 2012 and the Form 4 filed by HealthpointCapital Partners II L.P. on November 30, 2012.

(17)	Includes 898,098 shares held by HealthpointCapital Partners, L.P. and 1,750,880 shares held by HealthpointCapital Partners II, L.P. Mr. Foster, our former director, is a managing member of HGP, LLC, which is the general partner of HealthpointCapital Partners, L.P. and he is a managing member of HGP II, LLC, which is the general partner of HealthpointCapital Partners II, L.P., and therefore Mr. Foster may be deemed to beneficially own the shares held by HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P. Mr. Foster disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares.

MANAGEMENT

Board of Directors

As of April 19, 2017, our Board of Directors consisted of seven directors: Mortimer Berkowitz III, Leslie H. Cross, R. Ian Molson, David H. Mowry, Stephen E. O’Neil, Terry M. Rich and Donald A. Williams.

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Each director is elected to serve until our next annual meeting of stockholders or the sooner of his or her resignation or the date when his or her successor is duly appointed and qualified. Additionally, set forth below is information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director.

Name	Age
Mortimer Berkowitz III, Chairman of the Board of Directors(1)	63
Leslie H. Cross(1)	66
R. Ian Molson(1)(2)(3)	62
David H. Mowry(3)	54
Stephen E. O’Neil(2)	84
Terry M. Rich, Chief Executive Officer and Director(1)	49
Donald A. Williams(3)	58

(1)	Member of the Executive Committee. Mr. Berkowitz is Chairman of the Committee.

(2)	Member of the Nominating, Governance and Compensation Committee. Mr. Molson is Chairman of the Committee.

(3)	Member of the Audit Committee. Mr. Williams is Chairman of the Committee.

Mortimer Berkowitz III has served as Chairman of the Board of Directors of us and Alphatec Spine, Inc., our wholly-owned subsidiary (“Alphatec Spine”), since December 2016, and has been a member of the Board of Directors since March 2005. He served as Chairman of the Board of Directors from April 2007 through July 2011. Since August 2011, Mr. Berkowitz has served as the Chairman of the Executive Committee of the Board of Directors. He is President and Chief Executive Officer of InnovaHealth Partners, LP, a private equity firm he founded in January 2017. Mr. Berkowitz also is a Managing Member of HGP, LLC—the general partner of HealthpointCapital Partners, LP, a private equity firm—and President, a member of the Board of Managers and a Managing Director of HealthpointCapital, LLC. He has held the position with HGP, LLC from its formation in August 2002, the positions of Managing Director and member of the Board of Managers of HealthpointCapital, LLC from its formation in July 2002 and the position of President of HealthpointCapital, LLC beginning February 2005. From 1990 to 2002, Mr. Berkowitz was Managing Director and co-founder of BPI Capital Partners, LLC, a private equity firm. Prior to 1990, Mr. Berkowitz spent 11 years in the investment banking industry with Goldman, Sachs & Co. (1979-1982), Lehman Brothers Incorporated (1982-1987) and Merrill Lynch & Co. (1987-1990). Since 2011 he has served as Chairman of the Board of Directors of Blue Belt Holdings, Inc., a surgical robotics company, a director of BioHorizons, Inc., a dental implant company since 2006, and a director of MicroDental Inc., a leading dental laboratory company since 2006, all of which are or were (prior to acquisition) HealthpointCapital portfolio companies. He also serves on the Leadership Council of the Harvard School of Public Health. Mr. Berkowitz earned an M.B.A. degree from the Columbia Graduate School of Business and a B.A. degree from Harvard.

The Board of Directors selected Mr. Berkowitz to serve on the Board of Directors because it believes his investment and financial expertise and experience in the orthopedics and spine industries contribute to the breadth of knowledge of the Board of Directors.

Leslie H. Cross has served as a Director of us and Alphatec Spine since March 2011, and was the Chairman of the Board of Directors from July 2011 until December 2016. Mr. Cross also served as our Chief Executive Officer from February 2012 to May 2014, and as interim Chief Executive Officer from September 2016 to December 2016. Mr. Cross is the former President and Chief Executive Officer of DJO Global, Inc. Mr. Cross served as a director of DJO Global from November 2007 until June 2011. DJO Global is a manufacturer and distributor of electrotherapy products for pain therapy and rehabilitation, clinical devices for the treatment of patients in physical therapy clinics, knee, hip and shoulder implant products, and orthopedic rehabilitation products, including rigid knee bracing, orthopedic soft goods, cold therapy systems, vascular systems and bone growth stimulation devices. Mr. Cross has held principal executive roles at DJO Global and its predecessors since 1995. From 1990 to 1994, Mr. Cross held the position of Senior Vice President of Marketing and Business Development of the Bracing & Support Systems division of Smith & Nephew. He was a Managing Director of two different divisions of Smith & Nephew from 1982 to 1990. Mr. Cross currently serves on the Board of Directors of Oska Wellness, a pain management company specializing in wellness technology-driven products, and of Prosomnus Sleep Technologies, which develops products to treat obstructive sleep apnea. Mr. Cross earned a diploma in Medical Technology from Sydney Technical College and studied Business at the University of Cape Town.

The Board of Directors selected Mr. Cross to serve on the Board of Directors because it believes his knowledge and experience in the medical device industry and his experience at DJO Global and our company contribute to the breadth of knowledge of the Board of Directors.

R. Ian Molson has served as a Director of us and Alphatec Spine since July 2005. Mr. Molson has served as a director of Cayzer Continuation PCC, an investment company, since September 2004. Mr. Molson has served as a director of HealthpointCapital, LLC since 2004. Mr. Molson has served as a director since December 2009 and Deputy Chairman since December 2010 of Central European Petroleum Ltd. Since October 2013, Mr. Molson has also served as Chairman of RM2. Since December 2010, Mr. Molson has also served as Chairman of the Royal Marsden NHS Foundation Trust and the Royal Marsden Hospital Charity. From 1996 until 2004, Mr. Molson served as a director of Molson, Inc., a leader in the brewing industry, and from 1999 until 2004, he also served as Deputy Chairman and Chairman of the Executive Committee at Molson, Inc. Between 1977 and 1997, he was employed by Credit Suisse First Boston in various capacities, including Managing Director. From 1993 to 1997, Mr. Molson served as Co-Head of the Investment Banking Department in Europe, a position which encompassed corporate finance, corporate advisory, mergers and acquisitions businesses in Europe, Russia, Africa and the Middle East. Mr. Molson earned a B.A. degree from Harvard.

The Board of Directors selected Mr. Molson to serve on the Board of Directors because it believes his experience in the investment banking field, his investment and financial expertise and his experience as a director of other public companies contribute to the breadth of knowledge of the Board of Directors.

David H. Mowry has served as a Director of us and Alphatec Spine since February 2017. Mr. Mowry is President and Chief Executive Officer, as well as a member of the Board of Directors, of Vyaire Medical, a global leader in the respiratory diagnostics, ventilation, and anesthesia delivery and patient monitoring market segments, a position he has held since May 2016. From October 2015 to May 2016 he served as Executive Vice President and Chief Operating Officer and member of the Board of Directors of Wright Medical Group N.V., a global medical device company focused on extremities and biologics products, and during this time period he was also a member of the Board of Directors of EndoChoice Holdings, Inc., a company focused on the manufacturing and commercialization of platform technologies relating to the treatment of gastrointestinal conditions. Prior to Wright Medical Group, Mr. Mowry served as President and Chief Executive Officer and member of the Board of Directors of Tornier N.V. from February 2013 until October 2015, at which time Tornier and Wright Medical Group merged, and prior to that, as Chief Operating Officer of Tornier from 2011 to 2013. Within the spine industry, Mr. Mowry served as Vice President of Operations and Logistics at Zimmer Spine from February 2002 until October 2006. Prior to this, Mr. Mowry held executive leadership positions at Covidien plc, ev3, Inc. and Zimmer Spine, Inc. Mr. Mowry received a B.S. degree in Engineering from the United States Military Academy at West Point.

The Board of Directors selected Mr. Mowry to serve on the Board of Directors because it believes his knowledge and expertise in the medical device industry contribute to the breadth of knowledge of the Board of Directors.

Stephen E. O’Neil has served as a Director of us and Alphatec Spine since July 2005. In May 1991, he founded The O’Neil Group, which provided legal and financial advice to clients primarily in the areas of mergers and acquisitions, financings and corporate strategy. Prior to that, Mr. O’Neil formed a law partnership with Paul Mishkin under the name Mishkin, O’Neil for the purpose of engaging in general corporate and business law. Prior to that, he co-founded two corporations, Syntro Corporation and NovaCare, Inc., which became public companies. Mr. O’Neil commenced his legal career at Cravath Swaine & Moore. Mr. O’Neil has also held a series of executive positions at City Investing Company, including President and Vice Chairman. Mr. O’Neil earned a B.A. degree from Princeton University and a Juris Doctorate from Harvard Law School.

The Board of Directors selected Mr. O’Neil to serve on the Board of Directors because it believes his experience as an attorney, his investment and financial expertise and his experience as a director of other companies contribute to the breadth of knowledge of the Board of Directors.

Terry M. Rich has served as a Director and Chief Executive Officer of us and Alphatec Spine since December 2016. Mr. Rich has over 25 years of orthopedic, spine and medical device business experience. Prior to joining us, from October 2015 to June 2016, Mr. Rich was the President, Upper Extremities of Wright Medical Group, N.V., a global medical device company focused on extremities and biologics products. Prior to that, Mr. Rich served as Senior Vice President of U.S. Commercial Operations of Tornier, N.V., from March 2012 to October 2015, at which time Tornier and Wright Medical Group merged. Prior to joining Tornier, Mr. Rich held increasingly senior sales leadership positions at NuVasive, Inc., a San Diego-based spinal implant medical device company, from December 2005 until leaving the company in March 2012 as Senior Vice President, Sales, West. Prior to joining NuVasive, Mr. Rich served as Partner/Area Sales Manager of Bay Area Spine, a distributor of DePuy Spine, Inc.’s products. Mr. Rich earned a B.S. degree in Labor and Industrial Relations from Rutgers University.

The Board of Directors selected Mr. Rich to serve on the Board of Directors because it believes his knowledge and experience in the medical device industry, in particular in the spine industry, and his prior experience as an executive of both private and publicly-traded medical device companies, as well as the perspective and experience he brings as Chief Executive Officer of the Company, will contribute to the breadth of knowledge of the Board of Directors.

Donald A. Williams has served as a Director of us and Alphatec Spine since April 2015. Mr. Williams is a 35-year veteran of the public accounting industry, having spent 18 years as a Partner with Ernst & Young LLP and seven years as a Partner with Grant Thornton LLP. Mr. Williams’ career focused on private and public companies in the technology and life sciences sectors. During his time at Grant Thornton from 2007 to 2014, he served as the national leader of Grant Thornton’s life sciences practice and the managing partner of the San Diego Office. He was the lead partner for both Ernst & Young and Grant Thornton on multiple initial public offerings, secondary offerings, private and public debt financings, as well as numerous mergers and acquisitions. From 2001 to 2014, Mr. Williams served on the Board of Directors and is past President and Chairman of the San Diego Venture Group. Mr. Williams also serves as a director of Akari Therapeutics Plc, a clinical stage biopharmaceutical company, ImpediMed Ltd, a company that develops bioimpedance devices, Marina Biotech, Inc., a biotechnology company focused on the development of therapeutics for certain disease intersections, and Proove Biosciences, Inc., a research company focused on personalized medicine. Mr. Williams earned a B.S. degree from Southern Illinois University.

The Board of Directors selected Mr. Williams to serve on the Board of Directors because it believes that his knowledge and experience as a partner in the public accounting industry and his knowledge in the medical device industry contribute to the breadth of knowledge of the Board of Directors.

Executive Officers

Set forth below is certain information, as of April 19, 2017, regarding our executive officers who are not also directors. We have entered into employment agreements with all of our executive officers. All executive officers are at-will employees, subject to the termination provisions of their respective employment agreements.

Name	Age	Position
Michael C. Plunkett	59	President and Chief Operating Officer
Jeffrey G. Black	48	Executive Vice President and Chief Financial Officer
Craig E. Hunsaker	53	Executive Vice President, People & Culture and General Counsel
Jonathan Allen	57	Executive Vice President, Commercial Operations
Brian R. Snider	39	Executive Vice President, Strategic Marketing and Product Development

Michael C. Plunkett joined us and Alphatec Spine in March 2012 as Vice President of Operations, was promoted to Chief Operating Officer in January 2014, and became President and Chief Operating Officer in September 2016. Prior to joining us, Mr. Plunkett had increasing positions of responsibility and authority from August 2003 to March 2012 at First Marblehead Corporation (“First Marblehead”), a provider of private student loan solutions. When he left First Marblehead in 2012, he was its Managing Director. Prior to joining First Marblehead, Mr. Plunkett served over 24 years in the U.S. Navy and retired with the rank of Captain in July 2003. While in the Navy, he served in a variety of ashore and afloat positions, including Supply Officer, USS John C. Stennis (CVN 74) and the primary assistant to the Deputy Chief of Naval Operations, Fleet Readiness and Logistics. Mr. Plunkett earned a B.S. degree in Accounting from Saint John Fisher College, an M.S. degree in Financial Management from Naval Postgraduate School, and an M.A. degree in Strategic Studies, International Relations from the Naval War College.

Jeffrey G. Black has served as Executive Vice President and Chief Financial Officer of us and Alphatec Spine since March 2017. Prior to joining us, from September 2015 until March 2017 Mr. Black was Chief Financial Officer of Applied Proteomics, Inc., a privately-held, non-invasive, proteomics-based diagnostics company. From April 2014 until September 2015, Mr. Black was Chief Financial Officer of AltheaDx, Inc., a privately-held pharmacogenetics diagnostics company. Before joining AltheaDx, Mr. Black was employed by Verenium Corporation (formerly Diversa Corporation), a clean technology company, where he served as Chief Accounting Officer from April 2005 until February 2011 and Chief Financial Officer from February 2011 through December 2013. He also served as Executive Director of Accounting and Corporate Controller of Ionis Pharmaceuticals (formerly ISIS Pharmaceuticals), a drug discovery company, as well as in finance and controller roles at Lightspan, Inc., TriTeal Corporation and Chiron Mimotopes Peptide Systems, LLC. He is a Certified Public Accountant (inactive), and is a member of the Board of Directors of Cellana, Inc., a San Diego-based algae bioproducts company. Mr. Black received a B.S. degree in Business from the University of Arizona.

Craig E. Hunsaker joined us and Alphatec Spine in September 2016 as Executive Vice President, People & Culture, and added the roles of General Counsel and Corporate Secretary on March 1, 2017. Prior to joining us, from April 2014 until September 2016 Mr. Hunsaker was a consultant in the areas of human resources and employment law including, from April 2014 to September 2014, Senior Advisor, Human Resources, for General Atomics, a San Diego-based defense contractor. Prior to that, from August 2009 until March 2014, he served as Senior Vice President, Global Human Resources and Vice President, Legal Affairs at NuVasive, Inc. Before joining NuVasive, Mr. Hunsaker was a practicing lawyer, specializing in trade secret protection and employment law. He was a partner in, and Managing Member of, the San Diego offices of law firms Mintz, Levin, Cohn, Ferris Glovsky and Popeo, P.C., and Fish & Richardson, P.C., and an associate in the San Diego offices of law firms Brobeck, Phleger & Harrison, LLP and Cooley LLP, and the Los Angeles office of Morgan, Lewis and Bockius. LLP. He received his Juris Doctorate from Columbia University School of Law, and a B.S. degree in Finance and International Business from Brigham Young University. He is admitted to practice law in all state and federal courts in the State of California.

Jonathan Allen has served as Executive Vice President, Commercial Operations of us and Alphatec Spine since December 2016. Mr. Allen has held numerous sales leadership and operations positions in spine and orthopedics over his 27-year career in medical devices. Before joining us, from August 2012 until September 2016, he was Vice President, Healthcare Economics and Reimbursement at Wright Medical Group, and Vice President, Sales Operations with Tornier N.V., prior to its acquisition by Wright Medical. From 1990 to 2011, Mr. Allen held senior leadership roles within the DePuy Spine organization, where he developed pricing and commercial strategy, and owned a multi-state distributorship.

Brian R. Snider has served as Executive Vice President, Strategic Marketing and Product Development of us and Alphatec Spine since March 2017. Prior to joining us, from February 2008 until March 2017, Mr. Snider held various marketing leadership and global product management roles within NuVasive, Inc. Most recently, from September 2014 to March 2017, he served as Sr. Director and Business Lead of Thoracolumbar Anterior, which included overall responsibility for the anterior spinal column business, including XLIF®, NuVasive, Inc.’s lateral surgery procedure. From June 2006 to February 2008, Mr. Snider held marketing leadership roles with Alveolus, Inc., a device company focused on interventional stent technologies. He also worked, from June 2001 to June 2006, at KPMG Consulting, in various business units, including Life Sciences. Mr. Snider received an M.B.A. degree from the Fuqua School of Business at Duke University and a B.A. degree in Marketing and Information Systems from George Washington University.

CORPORATE GOVERNANCE MATTERS

Board of Directors Independence

The Board of Directors has determined that the following directors are independent directors within the meaning of the applicable NASDAQ listing requirements: R. Ian Molson, David H. Mowry, Stephen E. O’Neil, Donald A. Williams and, as of May 1, 2017, Leslie H. Cross. In addition, the Board of Directors previously determined that our former director, Siri S. Marshall, who resigned from the Board of Directors in February 2017, was an independent director within the meaning of the applicable NASDAQ listing requirements.

Board of Directors Leadership Structure

While the Board of Directors does not have a written policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, in 2014 the Board of Directors determined that having a non-employee director serve as Chairman is in the best interest of our stockholders because it allows the Chairman to focus on the decision-making process of the Board of Directors as a whole, while allowing the Chief Executive Officer to focus on our day-to-day operations and the execution of our strategic plan. We believe that we have a strong governance structure in place, including independent directors, to help ensure the powers and duties of each of the Chairman and the Chief Executive Officer roles are handled responsibly. Furthermore, consistent with NASDAQ listing requirements, the independent directors regularly have the opportunity to meet as an independent group. We do not have a lead independent director.

Mr. Berkowitz has served as Chairman of the Board of Directors since December 2016. The Chairman of the Board of Directors provides leadership to the Board of Directors and works with the Board of Directors to define its activities and the calendar for fulfillment of its responsibilities. The Chairman of the Board of Directors approves the meeting agendas after input from management, facilitates communication among members of the Board of Directors and presides at meetings of our Board of Directors and stockholders.

The Chairman of the Board of Directors, the Chairman of the Audit Committee, the Chairman of the Nominating, Governance and Compensation Committee and the other members of the Board of Directors work in concert to provide oversight of our management and affairs. The leadership of Mr. Berkowitz fosters a collaborative culture of open discussion and deliberation, with a thoughtful evaluation of risk, to support our decision-making. Our Board of Directors encourages communication among its members and between management and the Board of Directors to facilitate productive working relationships. Working with the other members of the Board of Directors, Mr. Berkowitz also strives to ensure that there is an appropriate balance and focus among key Board of Directors responsibilities such as strategic development, review of operations and risk oversight.

The Board of Directors’ Role in Risk Oversight

The Board of Directors plays an important role in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. In particular, the Board of Directors administers its risk oversight function through: (1) the review and discussion of regular reports to the Board of Directors from its committees and our management team on topics relating to the risks that we face; (2) the required approval by the Board of Directors (or a committee of the Board of Directors) of significant transactions and other decisions; (3) the direct oversight of specific areas of our business by the Audit Committee and the Nominating, Governance and Compensation Committee; and (4) regular reports from our auditors and outside advisors regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting. The Board of Directors also relies on management to bring significant matters impacting us to the Board of Directors’ attention.

Pursuant to the Audit Committee’s charter, the Audit Committee is responsible for discussing the guidelines and policies that govern the process by which our exposure to risk is assessed and managed by management. As part of this process, the Audit Committee discusses our major financial risk exposures and steps that management has taken to monitor and control such exposure. In addition, we, under the supervision of the Audit Committee, have established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter in order to encourage employees to report questionable activities directly to our senior management and the Audit Committee.

Because of the role of the Board of Directors in risk oversight, the Board of Directors believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. The Board of Directors recognizes that there are multiple leadership structures that could allow it to effectively oversee the management of the risks relating to our operations. The Board of Directors believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the 2016 fiscal year, there were 15 meetings of our entire Board of Directors. In addition, the Audit Committee met seven times and the Nominating, Governance and Compensation Committee met seven times. During 2016, no director attended fewer than 75% of the total number of meetings of the Board of Directors or committees of the Board of Directors on which he or she served that were held during the periods in which such director served. The Board of Directors has adopted a policy under which each member of the Board of Directors is strongly encouraged, but not required, to attend each annual meeting of our stockholders. Four directors attended our annual meeting of stockholders held in 2016.

Audit Committee. This committee currently has three members: Donald A. Williams (Chairman), R. Ian Molson and David H. Mowry. Siri S. Marshall served as a member of this committee throughout 2016 until her retirement from the Board of Directors in February 2017. Mr. Mowry joined the committee in April 2017. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm, review annual and quarterly financial statements, consider matters relating to accounting policy and internal controls and review the scope of annual audits.

All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and NASDAQ, as such standards apply specifically to members of audit committees. The Board of Directors has designated Mr. Molson as the “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K.

A copy of the Audit Committee’s written charter is publicly available on our website at www.alphatecspine.com under “Investor Relations-Corporate Governance.” Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Nominating, Governance and Compensation Committee. This committee currently has two members: R. Ian Molson (Chairman) and Stephen E. O’Neil. Our Nominating, Governance and Compensation Committee’s role and responsibilities are set forth in the committee’s written charter and include: (i) reviewing, approving, and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success; (ii) evaluating and making recommendations to the full Board of Directors as to the size and composition of the Board of Directors and its committees; and (iii) evaluating and making recommendations to the full Board of Directors as to potential director candidates.

With respect to compensation matters, the Nominating, Governance and Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and conducts its decision-making process with respect to that determination without the presence of the Chief Executive Officer. This committee also administers our equity compensation plans.

With respect to nominations for persons to be elected to our Board of Directors, the committee may consider Board of Directors candidates recommended by our stockholders as well as from other appropriate sources, such as other directors or officers, or third-party search firms. For all potential candidates, the committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of our stockholders. Although the Board of Directors has no formal policy regarding diversity, the committee seeks a broad range of perspectives and considers both the personal characteristics (such as gender, ethnicity, and age) and experience (such as industry, professional, and public service) of directors and prospective nominees to the Board of Directors. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.

If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2018 Annual Meeting of Stockholders, it must comply with the procedures set forth in our Bylaws and described under “Stockholder Proposals and Nominations for Directors,” including giving timely notice of the nomination in writing to our Corporate Secretary not less than 45 nor more than 75 days prior to the date that is one year from the date on which we first mail our proxy statement relating to our 2017 Annual Meeting of Stockholders. If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating, Governance and Compensation Committee, it must make such proposal for such candidate in writing, addressed to the Nominating, Governance and Compensation Committee in care of our Corporate Secretary, 5818 El Camino Real, Carlsbad, CA 92008. Submissions must be made by mail, courier or personal delivery and must contain the information set forth in our Nominating, Governance and Compensation Committee’s written charter.

All members of the Nominating, Governance and Compensation Committee qualify as independent directors under the standards promulgated by NASDAQ.

A copy of the Nominating, Governance and Compensation Committee’s written charter is publicly available on our website at www.alphatecspine.com under “Investor Relations-Corporate Governance.” Please also see the report of the Nominating, Governance and Compensation Committee set forth elsewhere in this proxy statement.

Further discussion of the process and procedures for considering and determining executive compensation, including the role that our executive officers play in determining compensation for other senior management, is included below in the section entitled “Compensation Discussion and Analysis.”

Executive Committee. Our Executive Committee consists of Mortimer Berkowitz III, R. Ian Molson, Leslie H. Cross and Terry M. Rich. Our Executive Committee evaluates and, if appropriate, makes recommendations to the Board of Directors with respect to any strategic transactions or decisions affecting the Company, which primarily consist of: (i) any merger, consolidation, dissolution or liquidation of the Company; (ii) any annual budget or forecast for the Company; (iii) any issuance, authorization, cancellation, alteration, modification, redemption or any change in, of, or to, any equity security of the Company; and (iv) any hiring or termination issues related to any senior vice president level employee or higher. The Executive Committee is not authorized to act on behalf of the Board of Directors.

Stockholder Communications to the Board of Directors

Stockholders may communicate with the Board of Directors by sending a letter to the following address: Attn: Security Holder Communication, Corporate Secretary, Alphatec Holdings, Inc., 5818 El Camino Real, Carlsbad, CA 92008. The Corporate Secretary will receive the correspondence and forward it to the Chairman of the Board of Directors, or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business or is similarly inappropriate. The Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Communications should not exceed 500 words in length and must be accompanied by the following information:

•	A statement of the type and amount of the securities of the Company that the person holds;

•	Any special interest, meaning an interest not in the capacity as a security holder of the Company, that the person has in the subject matter of the communication; and

•	The address, telephone number and e-mail address, if any, of the person submitting the communication.

A copy of the Policy on Security Holder Communications with Directors is publicly available on our website at www.alphatecspine.com under “Investor Relations-Corporate Governance.”

Compensation Practices and Policies Relating to Risk Management

We believe that we do not utilize compensation policies or practices that create risks that are reasonably likely to have a material adverse effect on us. The “Compensation Discussion and Analysis” section of this proxy statement describes generally our compensation policies and practices that are applicable for executive and management employees. We use common variable compensation designs across all of our business units and divisions, with a significant focus on corporate and business financial performance.

COMPENSATION DISCUSSION AND ANALYSIS

We have prepared this Compensation Discussion and Analysis to provide information that we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation of the individuals identified below, who are our 2016 “Named Executive Officers,” as such term is defined in Item 402 of Regulation S-K:

•	Terry M. Rich, Chief Executive Officer

•	James M. Corbett, former President and Chief Executive Officer

•	Leslie H. Cross, former interim Chief Executive Officer and current member of the Board of Directors

•	Michael O’Neill, former Chief Financial Officer and Treasurer

•	Dennis T. Nelson, former Vice President, Finance and Controller and Principal Accounting Officer

•	Michael C. Plunkett, President and Chief Operating Officer

•	Ebun S. Garner, former General Counsel, Senior Vice President and Corporate Secretary

In 2016, we went through significant leadership changes. In September 2016, Mr. Corbett departed from his position as our President and Chief Executive Officer and as a member of our Board of Directors. Mr. Cross was appointed as our interim Chief Executive Officer during our search for a new Chief Executive Officer. In connection with Mr. Corbett’s departure, Mr. Plunkett was promoted from Chief Operating Officer to President and Chief Operating Officer in September 2016. Mr. Rich, our current Chief Executive Officer, was appointed in December 2016. In October 2016, Mr. O’Neill departed from his position as our Chief Financial Officer and Treasurer. Mr. Nelson served as our interim principal accounting and financial officer until Mr. Black was appointed as our Executive Vice President and Chief Financial Officer in March 2017. During 2016, we also hired Mr. Allen, our Executive Vice President, Commercial Operations, and Mr. Hunsaker, our Executive Vice President, People & Culture and General Counsel. While Mr. Allen and Mr. Hunsaker commenced employment in 2016, the Board of Directors determined that they were, and appointed them as, executive officers in March 2017. Mr. Nelson’s employment with the Company terminated in April 2017.

Key 2016 Executive Compensation Decisions

In 2016, given our financial position, and the resulting exigent need to obtain an infusion of cash, the Nominating, Governance and Compensation Committee made several key executive compensation decisions:

•

No Base Salary Increases. The Nominating, Governance and Compensation Committee elected to forego making any salary increases for our senior management, other than Mr. Plunkett, who received a base salary increase in September 2016 in connection with his promotion to the position of President and Chief Operating Officer.

•

No Annual Bonus Program; Transaction-Driven Bonuses Only. Given our financial condition prior to the closing of the sale of our international distribution operations and agreements to an affiliate of Globus Medical, Inc. in September 2016 (the “Globus Transaction”), the Nominating, Governance and Compensation Committee elected to forego creating metrics in connection with an annual cash bonus program for our executive officers. The Nominating, Governance and Compensation Committee did, however, approve individual bonus amounts for specified executive officers, with the payment of such bonuses tied directly to the successful closing of the Globus Transaction, which provided capital to contribute to our sustained operations. The bonuses paid as a result of the Globus Transaction for fiscal year 2016 are further described below under the heading “2016 Bonuses.”

•

No Annual Long-Term Equity Incentive Awards to CEO or CFO. Our Nominating, Governance and Compensation Committee did not grant any long-term equity incentive awards to Messrs. Corbett or O’Neill during 2016. Long-term equity incentive awards were granted to our new officers in connection with their commencement of employment during 2016 and annual awards were made to Messrs. Garner, Nelson and Plunkett in December 2016 following the completion of the Globus Transaction.

Compensation Philosophy and Objectives

We are engaged in a very competitive industry, and our success depends upon our ability to attract, motivate and retain the most highly qualified executives. Accordingly, the Nominating, Governance and Compensation Committee aims to create total compensation packages that are competitive with programs offered by other companies against whom we compete for talent. At the same time, our Nominating, Governance and Compensation Committee believes that the compensation paid to our executive officers should be in some part dependent upon our performance and the value we create for stockholders. To that end, the Nominating, Governance and Compensation Committee has embraced a philosophy of pay-for-performance, whereby an individual’s experience, potential and contribution to our business determines a substantial portion of his or her actual compensation. The Nominating, Governance and Compensation Committee seeks to: (i) provide meaningful incentives for the attainment of specific financial or operational objectives; (ii) reward those executive officers who make substantial contributions to the attainment of those objectives, and (iii) link executive officer compensation with company and individual performance.

The Nominating, Governance and Compensation Committee’s objectives are to:

•	attract, engage and retain talented executives responsible for the success of our organization;

•	provide compensation to executives that is externally competitive, internally equitable and performance-based; and

•

ensure that total compensation levels are reflective of company and individual performance and provide executives with the opportunity to receive above-market total compensation for exceptional business performance.

The Nominating, Governance and Compensation Committee believes that our executive compensation program reflects our core principles and objectives and rewards our executives for our company’s and their individual performance.

Compensation Process and Benchmarking

Compensation Process

Pursuant to its charter, the Nominating, Governance and Compensation Committee has responsibility for, among other things, discharging the Board of Directors’ responsibilities relating to compensation and benefits of our Named Executive Officers, including responsibility for evaluating management performance, evaluating and determining officer compensation and administering our employee benefit plans and programs. In carrying out these responsibilities, the Nominating, Governance and Compensation Committee reviews all components of executive officer compensation for consistency with our compensation philosophy.

During 2016, the Nominating, Governance and Compensation Committee retained the services of an independent compensation consultant, Mercer, LLC (“Mercer”), to provide executive compensation advice. Mercer’s engagement by the Nominating, Governance and Compensation Committee includes reviewing and advising on all significant aspects of executive compensation. This includes base salaries, short-term cash incentives and long-term equity incentives for executives, and cash compensation and long-term equity incentives for non-executive directors. At the request of the Nominating, Governance and Compensation Committee, Mercer collects relevant market data to allow the Nominating, Governance and Compensation Committee to compare elements of our compensation program to those of our peers, provides information on executive compensation trends and implications for us and makes other recommendations to the Nominating,

Governance and Compensation Committee regarding certain aspects of our executive compensation program. After review and consultation with Mercer, the Nominating, Governance and Compensation Committee has determined that Mercer is independent and there is no conflict of interest resulting from retaining Mercer currently or during the year ended December 31, 2016. In reaching these conclusions, the Nominating, Governance and Compensation Committee considered the factors set forth in Rule 10C-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NASDAQ listing standards.

Our management team, principally our Chief Executive Officer and our senior human resources executive, currently our Executive Vice President, People & Culture, and the chair of the Nominating, Governance and Compensation Committee, regularly consult with representatives of Mercer before meetings of the Nominating, Governance and Compensation Committee. A representative of Mercer is invited on a regular basis to attend, and periodically attends, meetings of the Nominating, Governance and Compensation Committee. In making its final decisions regarding the form and amount of compensation to be paid to executives, the Nominating, Governance and Compensation Committee considers the information gathered by and recommendations of Mercer. The Nominating, Governance and Compensation Committee values Mercer’s benchmarking information and input regarding best practices and trends in executive compensation matters.

As requested by the Nominating, Governance and Compensation Committee, our Chief Executive Officer presents individual performance feedback, proposed annual salary increases and long-term incentive grant recommendations for the other executive officers to the members of the Nominating, Governance and Compensation Committee. A similar process is undertaken by the Chairman of the Nominating, Governance and Compensation Committee with respect to the Chief Executive Officer. The Nominating, Governance and Compensation Committee reviews the information and either approves the recommendation or makes changes at its discretion. The Nominating, Governance and Compensation Committee makes its own assessment of our executive officers, including our Chief Executive Officer, based on our financial performance, individual performance, compensation compared to similarly-situated executives in our peer group, the components of compensation and total compensation levels. The Nominating, Governance and Compensation Committee then approves the compensation of our executive officers. Our Chief Executive Officer is not present during any deliberations or decisions regarding his own compensation.

Each year, the Nominating, Governance and Compensation Committee reviews the peer group to ensure each company in the peer group continues to be a relevant company to use for comparison. For 2016, with the assistance of Mercer, our Nominating, Governance and Compensation Committee approved the following companies as our peer group: Abaxis Inc., Abiomed Inc., AngioDynamics Inc., Atricure Inc., Atrion Corp., Cardiovascular Systems, Inc., Cryolife Inc., Exactech Inc., Inogen Inc., Insulet Corp., K2M Group Holdings Inc., Natus Medical Inc., Nevro Corp., NXStage Medical Inc., Penumbra Inc., RTI Surgical Inc., Seaspine Holdings Corp. and Specratnetics Corp. Our peer group consists of biomedical companies that are comparable to us in their size, as measured by market capitalization, net income and revenues.

In 2016, in working with Mercer to prepare his recommendations, our Chief Executive Officer primarily reviewed published compensation data for our peer group companies. We also consulted the Radford Life Sciences Survey, scoped by industry and size, to assist our Nominating, Governance and Compensation Committee and our Chief Executive Officer in determining market pay practices for compensating executive officers. With respect to the survey data, the identities of the individual companies included in the surveys are not provided to the Nominating, Governance and Compensation Committee or our Chief Executive Officer, and they did not refer to individual compensation information for such companies. Instead, only the statistical summaries of the compensation information for the companies included in the survey are reviewed and referred to in formulating our executive compensation decisions.

The peer group compensation data is limited to publicly available information and therefore does not provide precise comparisons by position as offered by the more comprehensive survey data. The survey data, however, can be used to provide pooled compensation data for positions closely akin to those held by each

Named Executive Officer. In addition, the pool of executive talent from which we draw and against which we compare ourselves extends beyond the limited community of our immediate peer group and includes a wide range of other organizations outside of our traditional competitors, which range is more fairly represented by the survey data. As a result, we use peer group data to analyze the overall competitiveness of our compensation with our direct publicly-traded peers and our general compensation philosophy, but we also rely on industry survey data in determining actual executive compensation.

The Chief Executive Officer presents the survey and peer group data to the Nominating, Governance and Compensation Committee. While our Nominating, Governance and Compensation Committee relies upon the external market data as prepared by Mercer and the survey data presented by our Chief Executive Officer, and believes that comparisons to market data are a useful tool, we do not believe that it is appropriate to establish executive compensation levels based solely on a comparison to data from these companies and surveys. Instead, the Nominating, Governance and Compensation Committee also relies on its subjective, yet reasonable, good faith judgment in setting executive compensation and does not attempt to “benchmark” executive compensation to any pre-determined levels or percentiles relative to the market data.

Our Nominating, Governance and Compensation Committee reviewed the foregoing comparable company data in connection with its determinations of the 2016 base salaries, bonus opportunities and equity awards for our Named Executive Officers. However, our Nominating, Governance and Compensation Committee did not attempt to set our compensation levels or awards at a certain target percentile with respect to the comparable company data or otherwise rely entirely on that data to determine Named Executive Officer compensation. Instead, as described above and consistent with past practice, the Nominating, Governance and Compensation Committee members relied on their judgment and experience in setting those compensation levels and making those awards.

We expect that the Nominating, Governance and Compensation Committee will continue to review comparable company data in connection with setting the compensation we offer our Named Executive Officers to help ensure that our compensation programs are competitive and fair.

We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Any apportionment goal is not applied rigidly and does not control our compensation decisions, and our Nominating, Governance and Compensation Committee does not have any formal policies for allocating compensation between long-term and short-term compensation or cash and non-cash compensation.

The compensation levels of the Named Executive Officers reflect to a significant degree the varying roles and responsibilities of such executives. As a result of the Nominating, Governance and Compensation Committee’s assessment of our Chief Executive Officer’s and President’s roles and responsibilities within our company, there are significant compensation differentials between these Named Executive Officers and our other Named Executive Officers.

Elements of Compensation and How Each Element is Chosen

As indicated above, compensation elements for our Named Executive Officers are designed to attract and retain individuals with exceptional ability for these key roles in a very competitive market for such talent. Certain elements of compensation serve other important interests. The main compensation elements for our Named Executive Officers (salary, annual bonus opportunity, long-term incentive, and other benefits and perquisites) are described in more detail below.

For fiscal year 2016, other than with respect to Messrs. Corbett and O’Neill, each executive officer’s compensation generally consisted of three elements: (i) base salary; (ii) a transaction-based cash bonus; and (iii) long-term equity incentive awards designed to align the interests of our Named Executive Officers with our stockholders. For fiscal year 2016, Mr. Corbett was not eligible to receive a cash bonus. In addition, neither Messrs. Corbett nor O’Neill received long-term equity incentive awards in 2016.

2016 Base Salaries

Given our financial condition prior to the closing of the Globus Transaction in September 2016, the Nominating, Governance and Compensation Committee determined that none of our Named Executive Officers would receive salary increases in 2016, except Mr. Plunkett, who received a salary increase in September 2016 in connection with his promotion following the Globus Transaction and Mr. Corbett’s separation.

In connection with his commencement of employment in 2016, the Nominating, Governance and Compensation Committee evaluated Mr. Rich’s base salary and total direct compensation opportunity against data from peer spine companies Seaspine Holdings Corp. and K2M Group Holdings Inc., as well as the compensation for the prior Chief Executive Officer, Mr. Corbett. Upon determining that the total direct compensation opportunity in the employment offer for Mr. Rich was within the range of the closest peer companies and comparable to Mr. Corbett, the Nominating, Governance and Compensation Committee approved the employment offer and his initial annual base salary of $450,000.

2016 Bonuses for Messrs. O’Neill, Plunkett, Nelson and Garner

As described above, given our financial condition prior to the closing of the Globus Transaction in September 2016, the Nominating, Governance and Compensation Committee elected to forego creating metrics in connection with a traditional annual cash bonus program for our Named Executive Officers. Instead, each of Messrs. O’Neill, Plunkett, Nelson and Garner were eligible to receive a cash bonus during fiscal year 2016 based on the achievement of the closing of a transaction that would provide capital to contribute to our sustained operations, in order to incentivize our executives to complete such a transaction. The Nominating, Governance and Compensation Committee determined that the Globus Transaction satisfied the criteria it had established for the payment of these bonuses.

As a result, Messrs. O’Neill ($150,000), Plunkett ($120,000), Nelson ($68,000) and Garner ($134,000) received bonuses following the closing of the Globus Transaction. Mr. Corbett was not eligible for a bonus during 2016.

Long-Term Equity Incentive Awards

Equity compensation has traditionally been an important element of our executive compensation program in order to align the interests of our executives with those of our stockholders. Because the value of the equity awards will increase only when we perform and increase stockholder value, the grant of such equity awards provides long-term incentives to the recipients thereof, including our Named Executive Officers. These awards not only serve to align the executives’ interests with those of the stockholders over an extended period of time, but because they also generally are subject to vesting in connection with continued service to us over a specified period of time, these awards serve as an additional retention mechanism. Due to the Company’s financial position in 2016, the Nominating, Governance and Compensation Committee decided to forgo granting any annual equity compensation awards to Mr. Corbett or Mr. O’Neill, and Mr. Plunkett, Mr. Nelson and Mr. Garner did not receive any equity compensation awards until December 2016, after the completion of the Globus Transaction.

At times, we grant equity awards to our new employees, including our Named Executive Officers, in connection with the start of their employment. At the time of the hiring of any executive officer, equity compensation generally is negotiated between such officer and us. Generally, such negotiations are conducted by our Chief Executive Officer or Executive Vice President, People & Culture on our behalf. With respect to new hire grants for the Chief Executive Officer, such negotiations are conducted by both the Chairman of the Board of Directors and the Chairman of the Nominating, Governance and Compensation Committee on our behalf. The Nominating, Governance and Compensation Committee approves such negotiated equity compensation for newly hired executive officers. The Nominating, Governance and Compensation Committee has also delegated to our Chief Executive Officer the authority to make equity awards to certain non-executive employees. The size of such awards is determined based upon available information concerning the competitive packages offered to executives in similar jobs at companies with which we compete for personnel, but are not established based upon any formal survey or other comparative data. In addition, the Chief Executive Officer often adjusts such initial equity compensation grants pursuant to his delegation of authority as deemed appropriate to attract or retain specific candidates based on their experience, knowledge, skills and education and our needs. All option awards are granted with an exercise price equal to the closing price of our common stock on the date of grant. Pursuant to our equity award agreements with our executive officers, including our Named Executive Officers, in the event of a change in control, as defined in our equity compensation plans, the vesting of outstanding stock options and restricted stock units (“RSUs”) held by our executive officers will accelerate in connection with the consummation of a change in control. A change in control also results in the accelerated vesting of performance stock units (“PSUs”), at the greater of 100% of target, or actual performance (if such performance is subject to determination upon the change in control). Awards granted under our equity compensation plans are also eligible for certain accelerated vesting upon death or disability of the holder.

2014 and 2015 Long-Term Incentive Awards

In February 2015, upon the recommendation of the Nominating, Governance and Compensation Committee, the Board of Directors approved the grant of PSUs that were issued under our Amended and Restated 2005 Employee, Director and Consultant Stock Plan (the “2005 Stock Plan”) to certain participants, including each of Messrs. Corbett, O’Neill, Plunkett and Garner. Pursuant to the 2015 PSU awards, a number of PSUs may be earned and will be eligible to vest after the close of our 2017 fiscal year based upon the achievement of certain company performance goals over the period from January 1, 2015 through December 31, 2017; provided that the participant remains employed as of the date of the determination of the achievement of the performance goals. The performance criteria consists of “Free Cash Flow” and “Return on Invested Capital” (each as defined below) targets, to be reached on December 31, 2017, with each being weighted at 50% of the total target. In February 2015, Mr. Corbett was granted 20,833 “target” PSUs; Messrs. O’Neill, Plunkett, and Garner were each granted 10,000 “target” PSUs. Such PSUs will vest on December 31, 2017, if the performance metric is achieved (at varying levels up to 200% of “target” if maximum performance levels are achieved). The 2015 PSUs granted to Messrs. Corbett, O’Neill and Garner were forfeited upon their termination of employment.

In July 2014, upon the recommendation of the Nominating, Governance and Compensation Committee, the Board of Directors approved the grant of PSUs that were issued under our 2005 Stock Plan to certain participants, including each of Messrs. Corbett, O’Neill, Plunkett and Garner. Pursuant to the 2014 PSUs, a number of PSUs were eligible to vest after the close our fiscal year ending December 31, 2016 based upon the achievement of certain company performance goals over the period from July 1, 2014 through December 31, 2016; provided that the participant remained employed as of the date of the determination of the achievement of the performance goals. The performance criteria consisted of “Free Cash Flow” and “Return on Invested Capital” targets to be reached on December 31, 2016, with each being weighted at 50% of the total target. “Free Cash Flow” is a non-GAAP measure and is defined as cash flow for the applicable period before interest, principal payments on debt, cash paid for taxes and Orthotec settlement payments. “Return on Invested Capital” is also a non-GAAP measure and is defined as Free Cash Flow for the applicable period divided by the sum of (i) debt plus (ii) equity.

The number of PSUs earned was determined by multiplying the number of PSUs granted at target times the appropriate percentage in the payout grids below.

Cumulative Free Cash Flow for Performance Period (July 1, 2014 through December 31, 2016)

(Weighted at 50%)

Percentages Represent Payout Expressed as a Percentage of “Target” PSUs

Cumulative Free Cash Flow (in millions)
$ 10.0	$13.0	$17.0	$18.6	$25.0	$31.0	$37.2
54%	70%	91%	100%	134%	167%	200%
0%	34%	67%	100%	134%	167%	200%

ROIC for Performance Period (July 1, 2014 through December 31, 2016)

(Weighted at 50%)

Percentages Represent Payout Expressed as a Percentage of “Target” PSUs

Debt Plus Equity

(in millions)

Cumulative Free Cash Flow (in millions)
	$ 10.0	$ 13.0	$ 17.0	$ 18.6	$ 25.0	$ 31.0	$ 37.2
$350	0%	24%	61%	73%	110%	131%	151%
$334	3%	30%	67%	82%	115%	136%	156%
$317	9%	36%	76%	91%	120%	141%	163%
$300	12%	42%	85%	100%	124%	147%	171%
$284	18%	52%	94%	103%	130%	154%	179%
$267	24%	61%	102%	109%	137%	162%	189%
$250	33%	70%	107%	114%	144%	171%	200%

In February of 2017, the Nominating, Governance and Compensation Committee determined that we did not achieve the performance goals necessary to vest any of the PSUs, which PSUs were forfeited. In July 2014, Mr. Corbett was granted 20,833 “target” PSUs and Messrs. O’Neill, Plunkett, and Garner were each granted 5,000 “target” PSUs, all of which were forfeited on December 31, 2016.

2016 Long-Term Incentive Awards

Pursuant to the employment letter agreement entered into with Mr. Rich in connection with his commencement of employment in December 2016, Mr. Rich was granted RSUs covering 200,000 shares of our common stock and stock options to purchase up to 200,000 shares of our common stock as “employment inducement” awards, each under our 2016 Employment Inducement Award Plan (the “Inducement Plan”). The RSUs vest in equal installments on each of the first four anniversaries of the date of grant, subject to Mr. Rich’s continued service with us through the applicable vesting date. The stock options were granted with an exercise price equal to the closing price of our common stock on the date of grant and will vest over four years, with 25% of the options vesting on the first anniversary of the date of grant and the remainder of the options vesting monthly over the subsequent three years, subject to Mr. Rich’s continued service with us through the applicable vesting date. In addition, the RSUs and the stock options will fully vest upon a change in control (as defined in the Inducement Plan). The RSUs and stock options may also be eligible for additional acceleration and/or extended exercisability in the event of certain terminations of employment as provided in his employment letter agreement, which is described below under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Separation Agreements.”

On December 12, 2016, the Nominating, Governance and Compensation Committee and the Board approved special equity grants for certain executives, including the following grants for Messrs. Plunkett, Nelson and Garner. Each Named Executive Officer received both stock options and restricted stock units as follows:

Name	Type of Award	No. of Shares Subject to Award	Vesting Schedule
Michael Plunkett	Restricted Stock Unit	100,000	(1)
	Stock Option	25,000	(2)
Dennis T. Nelson	Restricted Stock Unit	15,000	(1)
	Stock Option	15,000	(2)
Ebun S. Garner	Restricted Stock Unit	40,000	(1)
	Stock Option	40,000	(2)

(1)	The award vests in four equal installments on each of the first four anniversaries of the date of grant (other than the restricted stock unit award to Mr. Plunkett, the vesting of which is measured from November 8, 2016), subject to the executive’s continuous service to the Corporation on each such vesting date. The award shall fully vest upon a change in control of the company and shall be subject to certain accelerated vesting in the event of the executive’s death or disability.

(2)

The award vests as to 25% of the shares subject to the option on the first anniversary of the date of grant, and as to 1/36th of the shares subject to the option following each one-month period thereafter, subject to the executive’s continuous service with us on each such vesting date. The award shall fully vest upon a change in control and shall be subject to certain accelerated vesting in the event of the executive’s death or disability.

In December 2016, Mr. Cross was awarded 7,751 stock options as compensation for his interim role as Chief Executive Officer. These stock options were fully vested on the date of grant.

In February 2017, Mr. Cross was awarded 5,208 stock options as compensation for his interim role as Chief Executive Officer. These stock options vest in accordance with the standard four-year vesting schedule defined above measured from the date of grant and vest in full upon a change in control of the Company and are subject to certain accelerated vesting in the event of Mr. Cross’s death or disability.

On January 2, 2017, Mr. Plunkett received an additional award of 25,000 stock options. These stock options vest in accordance with the standard four-year vesting schedule defined above measured from the date of grant and vest in full upon a change in control of the company and are subject to certain accelerated vesting in the event of Mr. Plunkett’s death or disability.

Termination and Change in Control Based Compensation

Our Nominating, Governance, and Compensation Committee agreed to severance packages for our Named Executive Officers as part of the negotiations with each of these executive officers to secure his or her services. Our Nominating, Governance and Compensation Committee approved the severance packages based on their experience serving on boards of directors and Nominating, Governance and Compensation Committees of companies of a similar size and stage of development to us and their familiarity with severance packages offered to executive officers of such companies. Based on this knowledge, experience and information, we believe that the respective severance periods and provision of medical and similar benefit programs during such severance periods are both reasonable and generally in line with severance packages negotiated with executive officers of similarly situated companies. The employment and severance agreements with our Named Executive Officers are described below under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Separation Agreements.”

In addition, our long-term incentive awards are subject to certain accelerated vesting awards. Equity awards granted under our equity compensation plans to our executive officers are generally eligible to vest upon a change in control of the company and shall be subject to certain accelerated vesting in the event of the executive’s death or disability. All awards may also be subject to additional accelerated vesting as set forth in the employment agreements with our Named Executive Officers, as described below under “Employment and Separation Arrangements.”

A “change in control” for purposes of our equity compensation plans is defined in the relevant plan document.

Other Compensation

We maintain broad-based benefits and perquisites that are provided to all employees, including health insurance, life and disability insurance, dental insurance, an employee stock purchase plan, and a 401(k) plan. We match employee contributions to our 401(k) plan, including those of our executive officers. In particular circumstances, we also utilize cash signing bonuses when certain executives and senior level non-executives join us. Whether a signing bonus is paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. In addition, we may assist with certain expenses associated with an executive joining and maintaining their employment. We believe these forms of compensation create additional incentives for an executive to join us in a position where there is high market demand. These forms of compensation are typically structured to not exceed certain monetary amounts and/or time periods.

Response to 2016 Say-on-Pay Vote

In August 2016, we held a stockholder advisory vote on the compensation of our Named Executive Officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our Named Executive Officers, with over 99% of stockholder votes cast in favor of our 2016 say-on-pay resolution (excluding abstentions and broker non-votes). As our Nominating, Governance and Compensation Committee evaluated our compensation practices and executive transitions through the remainder of 2016, we were mindful of the strong support our stockholders expressed for our compensation philosophy. As a result, our Nominating, Governance and Compensation Committee decided to generally retain our existing approach to evaluating and establishing executive compensation, with an emphasis on performance-based compensation that rewards executives when they deliver value for our stockholders.

Tax Deductibility of Executive Compensation

The Nominating, Governance and Compensation Committee and our Board of Directors have considered the potential future effects of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for our Chief Executive Officer and each of the other Named Executive Officers (other than our Chief Financial Officer), unless compensation is performance based. While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the Nominating, Governance and Compensation Committee, however, retains the discretion to approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as SFAS No. 123(R)) (“ASC Topic 718”), for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation paid or accrued during the fiscal years ended December 31, 2016, 2015, and 2014, for services rendered to us by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Terry M. Rich	2016	8,654		—	886,000	651,220	22	(3)	1,545,896
Chief Executive Officer

Michael C. Plunkett	2016	331,731		120,000	443,000	73,595	8,793	(3)	977,119
Chief Operating Officer	2015	325,102		—	162,000	—	6,701		493,803
	2014	330,415		198,925	235,950	101,947	17,119		884,356

Leslie H. Cross	2016	107,987		—	—	22,817	312,990	(5)	443,793
Former interim Chief Executive Officer and current member of the Board of Directors	2015	—		—	75,000	49,490	75,000	(5)	199,490
	2014	360,255	(6)	33,600	—	—	6,500		400,355

James M. Corbett	2016	457,212		—	—	—	302,259	(4)	759,471
Former President and Chief Executive Officer	2015	530,000		—	337,500	—	7,644		875,144
	2014	340,423		250,870	355,000	396,325	6,500		1,349,118

Michael O’Neill	2016	331,135		150,000	—	—	73,216	(4)	554,351
Former Chief Financial Officer, Vice President and Treasurer	2015	335,000		—	162,000	—	6,500		503,500
	2014	331,539		205,046	85,200	71,127	6,500		699,412

Dennis Nelson	2016	250,616		68,000	66,450	44,157	2,448	(3)	431,671
Former Vice President and Corporate Controller

Ebun S. Garner	2016	280,000		134,000	177,200	117,752	7,061	(3)	716,013
Former General Counsel, Senior Vice President and Corporate Secretary	2015	280,000		—	162,000	—	6,500		448,494
	2014	280,000		171,382	85,200	71,127	6,500		614,209

(1)	The amounts shown represent the aggregate dollar amounts earned under the Company’s annual discretionary bonus program. For 2016, represents the bonuses paid to certain Named Executive Officers following the closing of the Globus Transaction

(2)	The amounts shown represent the aggregate grant date fair values of these awards computed in accordance with ASC Topic 718, “Stock Compensation.” The assumptions and methodologies used to calculate these amounts are discussed in Notes 2 and 10 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 31, 2017 (the “Form 10-K”). See also our discussion under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation” in the Form 10-K. The grant date fair value of the PSUs included in this column and granted in 2014 and 2015 was calculated based on the probable achievement of the performance goals as determined at the date of grant, which was determined to be the target level of performance. The highest level of performance that may be achieved for the PSUs is 200% of the target. The maximum grant date fair value of the PSUs granted in 2014 to the Named Executive Officers is as follows: Mr. Corbett, $500,000; Mr. O’Neill, $120,000; Mr. Plunkett, $120,000; and Mr. Garner, $120,000. The maximum grant date fair value of the PSUs granted in 2015 to the Named Executive Officers is as follows: Mr. Corbett, $500,000; Mr. O’Neill, $240,000; Mr. Plunkett, $240,000; and Mr. Garner, $243,600.

(3)	All other 2016 compensation for consists of matching contributions under our 401(k) plan and long-term disability insurance premiums paid by us.

(4)	All other 2016 compensation for Messrs. Corbett and O’Neill consists of matching contributions under our 401(k) plan, long-term disability insurance premiums paid by us and severance in the amount of $294,897 for Mr. Corbett and $64,423 for Mr. O’Neill.

(5)	Mr. Cross served as our interim Chief Executive Officer until May 1, 2014, and again from October 2016 until Mr. Rich was appointed as Chief Executive Officer in December 2016. All other 2016 compensation for Mr. Cross reflects the cash compensation that he was paid under our non-employee director compensation program totaling $310,000 in 2016 and $75,000 in 2015.

(6)	Included in Mr. Cross’s salary for 2014 is compensation of $31,250 that he was paid under our non-employee director compensation program in 2014.

Grants of Plan-Based Awards in 2016

The following table sets forth information regarding grants of stock and option awards made to our Named Executive Officers during the fiscal year ended December 31, 2016.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock (#)(1)	All Other Option Awards Number of Securities Underlying Option (#)(2)		Exercise Or Base Price of Option Awards ($/Sh)	Grant Date Fair value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Terry M. Rich	12/10/16	—	—	—	—	—	—	—	200,000		4.90	651,220
Chief Executive Officer	12/10/16	—	—	—	—	—	—	200,000	—		—	886,000

Michael C. Plunkett	12/12/16	—	—	—	—	—	—	—	25,000		4.43	73,595
President and Chief Operating Officer	12/12/16	—	—	—	—	—	—	100,000	—		—	443,000

Dennis Nelson	12/12/16	—	—	—	—	—	—	—	15,000		4.43	44,157
Former Vice President and Corporate Controller	12/12/16	—	—	—	—	—	—	15,000	—		—	66,450

Ebun S. Garner	12/12/16	—	—	—	—	—	—	—	40,000		4.43	117,752
Former General Counsel, Senior Vice President and Corporate Secretary	12/12/16	—	—	—	—	—	—	40,000	—		—	177,200

Leslie H. Cross,	12/12/16	—	—	—	—	—	—	—	7,751	(4)	4.43	22,817
Former interim Chief Executive Officer and current member of the Board of Directors

(1)	The RSUs vest in four equal installments on each of the first four anniversaries of the date of grant (other than the RSU award to Mr. Plunkett, the vesting of which is measured from November 8, 2016), subject to the executive’s continuous service to the Corporation on each such vesting date. The award shall fully vest upon a change in control of the company and shall be subject to certain accelerated vesting in the event of the executive’s death or disability.

(2)	Represents stock options that will vest over four years, with 25% of the options vesting on the first anniversary of the date of grant and the remainder of the options vesting monthly over the subsequent three years, provided that the executive remains employed as of the applicable vesting date. In addition, the stock options will fully vest upon a change in control of the company and shall be subject to certain accelerated vesting in the event of the executive’s death or disability.

(3)

The grant date fair value of each award has been computed in accordance with ASC Topic 718. For more information about the assumptions used to determine the fair value of the equity awards during the year, see Notes 2 and 10 in the Notes to Consolidated Financial Statements included in the Form 10-K. See also our discussion under Item 7

“Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation” in the Form 10-K.

(4)	Represents compensation received for service as a director during 2016 pursuant to our non-employee director compensation program. The options were fully vested on the date of grant.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment and Separation Agreements

Terry M. Rich

In connection with his appointment, we entered into an employment letter agreement with Mr. Rich, effective as of December 10, 2016, setting forth Mr. Rich’s compensation and certain other terms. Mr. Rich’s employment is at-will. Pursuant to his employment letter agreement, Mr. Rich will be paid an annual base salary of $450,000 and he will be eligible to receive an annual target cash bonus equal to 100% of his annual base salary upon the Company’s and his achievement of goals to be established by the Board of Directors each fiscal year. Mr. Rich is also entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses he incurs in connection with his service to the Company.

We and Mr. Rich also entered into a severance agreement and a change in control agreement, each effective December 10, 2016. The severance agreement provides that in the event Mr. Rich’s employment is terminated without cause, he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company and certain other conditions: (a) the payment of cash severance in a lump sum equal to one and one-half times the sum of (x) his regular annual base salary and (y) his annual target bonus in effect in the calendar year in which the termination of employment occurs; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) the post-termination exercise period for any vested stock options held by Mr. Rich at the date of termination will be extended through the later of (i) 90 days after his date of termination or (ii) the remaining term of such awards.

Under the change in control agreement, in the event Mr. Rich’s employment is terminated without cause or for good reason (each as defined in the agreement), and such termination occurs within 24 months following a change in control (as defined in the agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company: (a) the payment of cash severance in a lump sum equal to the sum of (w) two times his regular annual base salary, (x) two times his annual target bonus in effect in the calendar year in which the termination of employment occurs, (y) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs, up to a maximum of 6 months) of the highest grant date fair value of any long-term incentive award (cash and/or equity-based) granted to Mr. Rich in the three calendar year period prior to the calendar year in which the termination date occurs, and (z) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs) of the greater of (i) the annual target bonus in effect in the calendar year in which the termination of employment occurs or (ii) the highest annual bonus paid to Mr. Rich of the three bonuses paid to him prior to his termination; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; (c) all of his outstanding equity awards will vest (with any performance awards vesting as set forth in the applicable award agreements); and (d) the post-termination exercise period for any vested stock options held by Mr. Rich at the date of termination will be extended through the later of (x) 24 months after his date of termination or (y) the remaining term of such awards (provided that if his stock options are terminated or cashed-out in connection with a change in control, he shall receive a lump sum cash payment equal to the time value of such stock options (i.e., as determined under the Black-Scholes method) inclusive of the economic value for the extended post-termination exercise period.

James M. Corbett

In May 2014, we and Alphatec Spine entered into an employment agreement with James Corbett, pursuant to which Mr. Corbett served as our President and Chief Executive Officer. Pursuant to the agreement, Mr. Corbett received an annual base salary for 2016 of $530,000, and was eligible to receive an incentive bonus each fiscal year in an amount equal to a percentage of his annual base salary for such year established by the Nominating, Governance and Compensation Committee, with the payment of such bonus based on Mr. Corbett’s achievement of performance objectives established by our Nominating, Governance and Compensation Committee each fiscal year. For fiscal year 2015, the last year for which Mr. Corbett was eligible for a bonus prior to his termination of employment, Mr. Corbett’s target bonus percentage remained at 80% of his base salary.

Pursuant to his employment agreement, in the event that Mr. Corbett was terminated (i) without cause or (ii) by Mr. Corbett following certain events, he was entitled to receive as severance compensation equivalent to nine months of base salary plus 100% of his annual target bonus amount then in effect, paid over a period of nine months. During the severance period, Mr. Corbett was also eligible to receive a “gross-up” related to any taxes incurred for the continuation of his health and dental insurance coverage pursuant to COBRA. Previously granted stock options and restricted stock which were scheduled to vest during the severance period would also continue to vest. Mr. Corbett would also have 90 days after the end of the severance period to exercise any and all vested options. In the event that his employment was terminated within 180 days following a change of control, the severance period would have increased from nine months to twelve months. As previously described, on September 12, 2016, James M. Corbett departed from his position as our President and Chief Executive Officer, and as a member of the Board of Directors. In connection with Mr. Corbett’s resignation and in consideration for his prior service, we entered into a separation agreement with him. Pursuant to the terms of his separation agreement, Mr. Corbett will receive cash severance payments of (i) nine months of his annual base salary prior to his departure, which amounts to $397,500; and (ii) a payment equal to 100% of Mr. Corbett’s target bonus amount, which amounts to $424,000. The foregoing payments are less applicable withholding amounts and payable bi-weekly over a period of 39 weeks in accordance with the Company’s payroll practices. In addition, the Company will pay the cost of COBRA insurance coverage for Mr. Corbett and his eligible family members for a period of nine months, including a gross up of taxes for such payments. The separation agreement contains a release by Mr. Corbett of any claims in favor of the Company. The separation agreement also contains certain restrictive covenants and confidentiality provisions, including non-solicitation and non-disparagement obligations continuing for twelve months.

Leslie H. Cross

In connection with his appointment, effective as of September 15, 2016, as interim Chief Executive Officer, we entered into agreement pursuant to which Mr. Cross received a monthly salary of $33,333, and the Board of Directors was able to terminate Mr. Cross’s role as interim Chief Executive Officer on 30 days’ notice. This employment arrangement terminated upon his cessation of service as our interim Chief Executive Officer in December 2016.

Michael O’Neill

In October 2010, we and Alphatec Spine entered into an employment agreement with Michael O’Neill, pursuant to which Mr. O’Neill served as our Chief Financial Officer, Vice President and Treasurer. Pursuant to the agreement, Mr. O’Neill received an annual base salary for 2016 of $335,000 and he was eligible to receive incentive bonuses based on our and his achievement of annual performance objectives established by our Nominating, Governance and Compensation Committee at the beginning of each fiscal year. Mr. O’Neill’s target bonus percentage remained at 60% of his base salary in 2016.

Pursuant to his employment agreement, in the event that Mr. O’Neill was terminated (i) without cause or (ii) by Mr. O’Neill following certain events, he was entitled to receive as severance compensation his base salary for a period of 12 months, and payment of, or reimbursement for the continuation of his health and dental insurance coverage pursuant to COBRA for the period in which he is receiving severance, and a “gross up” related to any taxes incurred in connection with such COBRA payments. In the event that Mr. O’Neill’s employment was terminated due to either his death or disability, we would have been required to pay Mr. O’Neill (or his estate, as the case may be) an amount equal to Mr. O’Neill’s target bonus for the fiscal year in which such termination occurred (with such amount pro-rated based on the date of termination). In addition, in the event of termination due to death or disability, any unvested stock options and restricted stock awards held by Mr. O’Neill would have become fully vested and not subject to forfeiture or repurchase. In connection with Mr. O’Neill’s resignation and in consideration for his prior service, we entered into a separation agreement dated as of October 5, 2016 with him. Pursuant to the terms of the separation agreement, Mr. O’Neill is entitled to receive cash severance payments of 12 months of his annual base salary prior to his departure, which amounts to $335,000. The foregoing amount will be less applicable withholding amounts and payable bi-weekly over a period of one year in accordance with the Company’s payroll practices. In addition, the Company will pay the cost of COBRA insurance coverage for Mr. O’Neill and his eligible family members for a period of 12 months, including a gross up of taxes for such payments. The separation agreement contains a release by Mr. O’Neill of any claims in favor of the Company. The separation agreement also contains certain restrictive covenants and confidentiality provisions, including non-solicitation and non-disparagement obligations continuing for 12 months.

Michael C. Plunkett

In January 2014, we and Alphatec Spine entered into an employment agreement with Michael Plunkett, pursuant to which Mr. Plunkett agreed to serve as our Chief Operating Officer. Pursuant to the agreement, Mr. Plunkett received an initial annual base salary of $325,000, and he is eligible to receive incentive bonuses based on our and Mr. Plunkett’s achievement of annual performance objectives established by our Nominating, Governance and Compensation Committee at the beginning of each fiscal year. For fiscal year 2016, Mr. Plunkett’s target bonus percentage remained at 60% of his base salary.

In connection with his appointment as President, effective as of September 15, 2016, the Company entered into an amendment to his employment agreement, pursuant to which Mr. Plunkett’s annual base salary was increased to $350,000, and his target annual bonus was increased to 70% of his annual base salary. Under his employment agreement, in the event that Mr. Plunkett is terminated without cause he is entitled to receive as severance compensation his base salary for a period of nine months and payment, or reimbursement, of the continuation of his health and dental insurance coverage pursuant to COBRA.

Dennis Nelson

In March 2011, we and Alphatec Spine entered into an employment agreement with Dennis Nelson, pursuant to which Mr. Nelson agreed to serve as our Vice President and Corporate Controller. Pursuant to the agreement, Mr. Nelson received an annual base salary for 2016 of $250,0000, and he was eligible to receive incentive bonuses based on our and Mr. Nelson’s achievement of annual performance objectives established by our Nominating, Governance and Compensation Committee at the beginning of each fiscal year. Mr. Nelson’s target bonus percentage was 35% of his base salary in 2016.

Mr. Nelson served as our interim principal accounting and financial officer from October 6, 2016 until Mr. Black was appointed as our Executive Vice President and Chief Financial Officer in March 2017.

We and Mr. Nelson also entered into a retention agreement pursuant to which Mr. Nelson earned a cash bonus of $150,000 for remaining employed by the Company on April 1, 2017.

On April 14, 2017, Mr. Nelson resigned from the Company. In connection with Mr. Nelson’s resignation and in consideration for his execution of a release agreement in favor of the Company related to any claims, pursuant to the terms of the release agreement, Mr. Nelson is entitled to receive cash payments of $4,819.54 per week for twenty-six (26) weeks, less applicable withholding amounts, payable bi-weekly in accordance with the Company’s payroll practices. In addition, the Company will pay the cost of COBRA insurance coverage for Mr. Nelson and his eligible family members through October 31, 2017, including a gross up of taxes for such payments. As additional consideration, Mr. Nelson’s outstanding stock options (other than his December 2016 option grant) will remain exercisable until each such option’s respective expiration date. The agreement also contains certain restrictive covenants and confidentiality provisions, including non-solicitation of employees and non-disparagement obligations contained in Mr. Nelson’s employment agreement.

Ebun Garner

In July 2006, we and Alphatec Spine entered into an employment agreement with Ebun Garner, pursuant to which Mr. Garner served as our General Counsel, Vice President Compliance. Pursuant to the agreement, Mr. Garner received an annual base salary for 2016 of $280,000, and he was eligible to receive incentive bonuses based on our and his achievement of annual performance objectives established by our Nominating, Governance and Compensation Committee at the beginning of each fiscal year. For fiscal year 2016, Mr. Garner’s target bonus percentage remained at 60% of his base salary.

Pursuant to his employment agreement, in the event of Mr. Garner’s termination without cause, he was entitled to receive as severance compensation his base salary for a period of nine months and during such nine-month period, Mr. Garner was entitled to continue to participate in all benefit programs that the Company establishes and makes available to its management employees.

On January 23, 2017, Mr. Garner entered into a resignation and transition agreement with us, pursuant to which Mr. Garner resigned, effective as of February 28, 2017, as our General Counsel, Senior Vice President and Corporate Secretary. Pursuant to the agreement, Mr. Garner remained an employee through February 28, 2017, maintaining his title, compensation and benefits while continuing to perform the responsibilities of his role. Following such date, Mr. Garner contracted to provide consulting services to us through December 31, 2017. Mr. Garner will receive a consulting fee of $10,000 per month. The payment of the consulting fee shall be conditioned on Mr. Garner’s continued ability to provide such consulting services.

In connection with Mr. Garner’s resignation and in consideration for his execution of a release agreement in favor of the Company related to any claims; pursuant to the terms of the release agreement, Mr. Garner is entitled to receive cash payments of $23,333.33 per month through December 31, 2017, less applicable withholding amounts and payable bi-weekly in accordance with the Company’s payroll practices. In addition, the Company will pay the cost of COBRA insurance coverage for Mr. Garner and his eligible family members through December 31, 2017, including a gross up of taxes for such payments. As additional consideration, Mr. Garner’s outstanding stock options (other than his December 2016 option grant) will be converted into non-qualified stock options and remain exercisable until each such option’s respective expiration date. The agreement also contains certain restrictive covenants and confidentiality provisions, including non-solicitation of employees and non-disparagement obligations contained in Mr. Garner’s employment agreement.

Outstanding Equity Awards at December 31, 2016

The following table sets forth information regarding grants of stock options and unvested stock awards that were outstanding and held by our Named Executive Officers as of December 31, 2016.

		Option Awards(1)					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested ($)(3)
Terry M. Rich	12/10/2016	—	—		—	—	200,000	(2)	642,000	—		—
	12/10/2016	—	200,000		4.90	12/10/2026	—		—	—		—

Michael C. Plunkett	12/12/2016	—	25,000		4.43	12/12/2026	100,000	(2)	321,000	—		—
	2/25/2015	—	—		—	—	—		—	10,000	(5)	32,100
	7/30/2014	4,218	5,156		17.04	7/30/2024	—		—	—		—
	1/8/2014	1,432	650		24.12	1/8/2024	—		—	3,125	(4)	10,031
	8/8/2013	2,031	468		24.48	8/8/2023	—		—	883	(4)	2,674
	8/8/2013	2,031	468		24.48	8/8/2023	—		—	—		—
	1/4/2013	5,077	339		20.64	1/4/2023	—		—	—		—
	3/19/2012	6,250	—		26.04	3/19/2022	—		—	—		—

Leslie H. Cross	12/12/2016	7,751	—		4.43	12/12/2026	—		—	—		—
	2/25/2015	1,890	3,778		16.20	2/25/2025	—		—	—		—
	8/8/2013	12,695	2,929		24.48	8/8/2023	—		—	—		—
	8/8/2013	—	—		—	—	—		—	5,208	(4)	16,718
	6/21/2013	—	33,333	(6)	24.60	6/21/2023	—		—	—		—
	6/21/2013	15,624	1,042		24.60	6/21/2023	—		—	—		—
	1/4/2013	13,980	2,685		20.64	1/4/2023	—		—	—		—
	2/26/2012	—	—		—	—	—		—	16,666	(7)	53,498
	7/27/2011	—	—		—	—	—		—	2,913	(7)	9,351
	3/25/2011	2,083	—		31.44	3/25/2021	—		—	—		—

James M. Corbett	2/25/2015	—	—		—	—	—		—	20,833	(5)	66,874
	5/1/2014	23,438	18,228		16.32	5/1/2024	—		—	—		—

Dennis Nelson	12/12/2016	—	15,000		4.43	12/12/2026	15,000	(2)	48,150	—		—
	2/25/2015	—	—		—	—	—		—	5,000	(5)	16,050
	8/8/2013	2,031	469		24.48	8/8/2023	—		—	833	(4)	2,674
	7/30/2014	2,110	1,640		17.04	7/30/2024	—		—	—		—
	1/4/2013	5,859	391		20.64	1/4/2023	—		—	—		—
	12/19/2012	2,500	—		24.60	12/19/2022	—		—	—		—

Ebun S. Garner	12/12/2016	—	40,000		4.43	12/12/2026	40,000	(2)	128,400	—		—
	2/25/2015	—	—		—	—	—		—	10,000	(5)	32,100
	7/30/2014	3,280	4,219		17.04	7/30/2024	—		—	—		—
	8/8/2013	3,808	878		24.48	8/8/2023	—		—	1,562	(4)	5,014
	1/4/2013	9,765	651		20.64	1/4/2023	—		—	—		—
	12/19/2012	8,657	—		24.60	12/19/2022	—		—	—		—
	11/4/2010	4,583	—		27.72	11/4/2020	—		—	—		—
	3/6/2009	1,666	—		15.36	3/6/2019	—		—	—		—

Michael O’Neill	7/30/2014	3750	—		17.04	1/3/2017	—		—	—		—
	8/8/2013	3,516	—		24.08	1/3/2017	—		—	—		—
	1/4/2013	9,765	—		20.64	1/3/2017	—		—	—		—
	12/19/2012	2,082	—		24.60	1/3/2017	—		—	—		—
	11/12/2010	6,614	—		26.76	1/3/2017	—		—	—		—

(1)	Except as described below, all unvested option awards vest over four years, with 25% of such option vesting on the anniversary of the grant date, and the remainder of the options vesting monthly over the subsequent three years, provided that the executive remains employed as of the applicable vesting date. In addition, the stock options will fully vest upon a change in control of the company and shall be subject to certain accelerated vesting in the event of the executive’s death or disability. All option awards have a term of ten years from the date of grant. The options granted to Mr. Cross on December 12, 2016 were fully vested on the date of grant. The options granted to the executives on December 19, 2012 vested over three years with one third vesting on the anniversary of the grant date and the remaining two thirds vesting in eight tranches every three months thereafter.

(2)	The RSUs vest in four equal installments on each of the first four anniversaries of the date of grant (other than the RSU award to Mr. Plunkett on December 12, 2016, the vesting of which is measured from November 8, 2016), subject to the executive’s continuous service to the Company on each such vesting date. The award shall fully vest upon a change in control of the company and shall be subject to certain accelerated vesting in the event of the executive’s death or disability.

(3)	Amount based on the December 30, 2016 closing price of $3.21 per share of our common stock on The NASDAQ Global Select Market.

(4)	These restricted share awards will vest based upon achieving a defined level of performance against an industry index based on our common stock price on certain dates or upon a change of control.

(5)	Reflects the “target” number of PSUs granted to the Named Executive Officers in 2015. The PSUs will be eligible to vest after the close of our 2017 fiscal year based upon the achievement of certain company performance goals over the period from January 1, 2015 through December 31, 2017; provided that the participant remains employed as of the date of the determination of the achievement of the performance goals. The highest level of performance that may be achieved for the PSUs is 200% of the target. The performance criteria consists of Free Cash Flow and Return on Invested Capital targets, to be reached on December 31, 2017, with each being weighted at 50% of the total target.

(6)	These options are eligible to vest on the following schedule subject to (i) Mr. Cross’s continued service as Chairman or CEO and (ii) the achievement of a defined level of performance against an industry index based on our common stock price on certain dates or upon a change of control: 31.25% of the options vested on the date of grant, 6.25% vested on September 13, 2013 and 6.25% vested on every 3 month anniversary thereafter.

(7)	These awards are eligible to vest on the following schedule subject to (i) Mr. Cross’s continued service as Chairman or CEO and (ii) the achievement of a defined level of performance against an industry index based on our common stock price on certain dates or upon a change of control: one-third of the shares subject to the award will vest on each anniversary of the date of grant.

Option Exercises and Stock Vested in 2016

The following table sets forth information regarding vesting of stock awards held by our Named Executive Officers during the fiscal year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
Leslie H. Cross	—	—	—	—
James M. Corbett	—	—	—	—
Michael O’Neill	—	—	—	—
Michael C. Plunkett	—	—	25,000	35,125
Dennis Nelson	—	—	—	—
Ebun S. Garner	—	—	—	—

(1)	The value realized on vesting is calculated by multiplying the number of shares that vested on the applicable vesting date by the closing price of our common stock on The NASDAQ Global Select Market on the applicable vesting date.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Post-Employment Payments Table

The following table summarizes the potential payments to our Named Executive Officers in the scenarios identified in the table below. The table assumes that the termination of employment or change in control, as applicable, occurred on December 31, 2016. The definitions of “cause” and “good reason” are contained in the applicable employment agreement for each of our Named Executive Officers, which are described above under the heading “—Employment and Separation Agreements.” Mr. Corbett’s and Mr. O’Neil’s employment terminated prior to December 31, 2016, and their actual separation arrangements are described above under the heading “—Employment and Separation Agreements.”

Name	Benefit	Death ($)	Disability ($)	Change in Control (no Termination) ($)	Termination Without Cause (or, for Mr. Rich, Good Reason) (no Change in Control) ($)		Termination Without Cause (or, for Mr. Rich, Good Reason Within 24 Months Following a Change in Control ($)
Terry M. Rich	Cash Severance	—	—	—	1,350,000	(1)	2,250,000	(2)
	Continued Health Benefits(4)	—	—	—	44,922		44,922
	Stock Award Acceleration(5)	8,352	8,352	642,000	—		642,000
	Option Award Acceleration(6)	—	—	—	—		—
	Total	8,352	8,352	642,000	1,394,928		4,474,142

Leslie H. Cross	Cash Severance	—	—	—	—		—
	Continued Health Benefits(2)	—	—	—	—		—
	Stock Award Acceleration(5)	323	323	79,331	—		—
	Option Award Acceleration(6)	—	—	—	—		—
	Total	323	323	79,331	—		—

Dennis T. Nelson	Cash Severance	—	—	—	125,000	(3)	125,000	(3)
	Continued Health Benefits(4)	—	—	—	10,061		10,061
	Stock Award Acceleration(5)	626	626	74,899	—		—
	Option Award Acceleration(6)	—	—	—	—		—
	Total	626	626	74,899	135,062		135,062

Michael C. Plunkett	Cash Severance	—	—	—	262,500	(3)	262,500	(3)
	Continued Health Benefits(4)	—	—	—	14,157		14,157
	Stock Award Acceleration(5)	4,176	4,176	381,855	—		—
	Option Award Acceleration(6)	—	—	—	—		—
	Total	4,176	4,176	381,855	276,657		276,657

Ebun S. Garner	Cash Severance	—	—	—	210,000	(3)	210,000	(3)
	Continued Health Benefits(4)	—	—	—	13,100		13,100
	Stock Award Acceleration(5)	4,176	4,176	181,564	—		—
	Option Award Acceleration(6)	—	—	—	—		—
	Total	4,176	4,176	181,564	223,100		223,100

(1)	For Mr. Rich, includes the aggregate cash severance payable to him in a lump sum upon a qualifying termination of employment under his severance agreement, consisting of one and one-half times the sum of his annual base salary ($450,000 for 2016) and his annual target bonus (100% of base salary for 2016).

(2)	For Mr. Rich, includes the aggregate cash severance payable to him in a lump sum upon a qualifying termination of employment under his change in control agreement, consisting of (a) two times the sum of his annual base salary ($450,000 for 2016) and his annual target bonus (100% of base salary for 2016), (b) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs, up to a maximum of 6 months) of the highest grant date fair value of any long-term incentive award (cash and/or equity-based) granted to Mr. Rich in the three calendar year period prior to the calendar year in which the termination date occurs (and for purposes of this disclosure, because Mr. Rich has not yet received a long-term incentive award, no value was included for purposes of this clause (b)), and (c) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs) of the greater of (i) the annual target bonus in effect in the calendar year in which the termination of employment occurs or (ii) the highest annual bonus paid to Mr. Rich of the three bonuses paid to him prior to his termination (and for purposes of this disclosure, Mr. Rich’s target bonus for 2016 was used for purposes of this clause (c)).

(3)	Represents 9 months’ base salary, payable over the applicable severance period.

(4)	Represents the aggregate premium payments that we would be required to pay to or on behalf of the applicable executive for the applicable severance period to provide continued health insurance coverage under COBRA (based on the executive’s health insurance coverage elections as of December 31, 2016) (which is 18 months post-termination for Mr. Rich and 9 months post-termination for the other executives).

(5)	Represents, for each executive officer, the value attributable to the accelerated vesting of the unvested portion of all outstanding RSU, PSU and restricted stock awards held by the executive officer as of December 31, 2016 that would have accelerated had the executive’s death or disability or a change in control had occurred on that date, calculated by multiplying the number of shares underlying the portion of such awards that would have vested upon such occurrence by the closing price per share of our common stock on December 30, 2016 (the last trading day of 2016) of $3.21.

(6)	Represents, for each executive officer, the value attributable to the accelerated vesting of the unvested portion of all outstanding stock options held by the executive officer as of December 31, 2016. Since all outstanding stock options held by the executive officers as of December 31, 2016 had exercise prices in excess of the closing price per share of our common stock on December 30, 2016 (the last trading day of 2016) of $3.21, no value is reported in table above.

Nominating, Governance and Compensation Committee Interlocks and Insider Participation.

During fiscal year 2016, the members of the Nominating, Governance and Compensation Committee were Mr. Molson and Mr. O’Neil. No member of the Nominating, Governance and Compensation Committee was at any time during fiscal year 2016 an officer or employee of the Company (or any of its subsidiaries), or was formerly an officer of the Company (or any of its subsidiaries). During fiscal year 2016, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Nominating, Governance and Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Nominating, Governance and Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2016 to each of our current directors and former directors, Siri S. Marshall, Rohit Desai and Tom

C. Davis. The compensation paid to Mr. Cross for his service as a director is included in the executive compensation tables above since he is a Named Executive Officer for 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Mortimer Berkowitz III(1)	—	—	—	—	—
Siri S. Marshall	126,750	—	—	—	126,750
R. Ian Molson	136,000	—	—	—	136,000
Stephen E. O’Neil	126,750	—	—	—	126,750
Tom C. Davis	8,250	—	—	—	8,250
Donald A. Williams	170,000	—	—	—	170,000
Rohit M. Desai	5,500	—	—	—	5,500

(1)	Mr. Berkowitz was not paid any compensation for his service as a director during 2016 nor did he have any stock awards or options outstanding as of December 31, 2016.

(2)	As of December 31, 2016, our non-employee directors held the following option awards: Ms. Marshall, 29,220 options; Mr. Molson, 32,648 options; Mr. O’Neil, 35,779 options; Mr. Davis, no options; and Mr. Williams, 6,600 options. None of our non-employee directors held unvested stock awards as of December 31, 2016 (other than Mr. Cross, whose awards are described in the executive compensation tables).

In February 2015, the Nominating, Governance and Compensation Committee approved the following annual compensation program for a non-employee Chairman of the Board of Directors: (i) an annual grant of nonqualified options equivalent in value to $50,000 on the date of grant with three-year vesting; and (ii) an annual grant of shares of restricted common stock equivalent in value to $75,000 on the date of grant with one-year vesting. During 2016, none of our non-employee directors (other than Mr. Cross, whose awards are described in the executive compensation tables) received stock awards or options and instead received additional cash compensation (as reflected in the table above) in lieu of such awards.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2016:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(2)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	854,994	(2)	$14.72	469,453	(3)
Equity compensation plans not approved by security holders(4)	300,000	(5)	4.90	—

Total	1,154,994		$12.17	469,453

(1)	Includes awards outstanding under our Amended and Restated 2005 Employee, Director and Consultant Stock Plan (our “2005 Plan”), which expired by its terms in April 2016, and our 2016 Equity Incentive Award Plan (the “2016 Plan”).

(2)	Excludes 351,825 shares subject to unvested RSU and restricted stock awards under our 2005 Plan and our 2016 Plan as of December 31, 2016.

(3)	Includes 392,659 shares remaining available for issuance under our 2016 Plan as of December 31, 2016 and 76,795 shares remaining available for issuance under our 2007 Employee Stock Purchase Plan as of December 31, 2016.

(4)	The material features of our Inducement Plan are described in Note 10 to our consolidated financial statements included in our Form 10-K.

(5)	Excludes 646,644 shares subject to unvested RSU awards under our Inducement Plan as of December 31, 2016.

COMPENSATION COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of the Company under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference.

The Nominating, Governance and Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the compensation committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement.

Members of the Nominating, Governance and Compensation Committee

R. Ian Molson, Chairman

Stephen E. O’Neil

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act, were filed on a timely basis, except that 12 reports, in the aggregate, consisting of one initial report of beneficial ownership on Form 3 (Dennis Nelson) and 11 reports of changes in beneficial ownership on Form 4 were filed late by each of the following directors and executive officers: Siri Marshall, R. Ian Molson, Stephen O’Neil, Dennis Nelson, Donald A. Williams (each with one report regarding one transaction); Leslie H. Cross and Ebun Garner (each with two reports regarding two transactions); and Michael J. Plunkett (with two reports regarding three transactions).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below or under the heading “Compensation Discussion and Analysis,” there were no transactions to which we were a party since January 1, 2016 through the date of this proxy statement in which the amount involved exceeds $120,000 and in which our directors, executive officers and, to our knowledge, beneficial owners of more than 5% of our voting securities, or their immediate family members or affiliates, had or will have a direct or indirect material interest.

Agreements with our Officers, Directors and Principal Stockholders

For the year ended December 31, 2016, we incurred costs of less than $0.1 million related to reimbursement of travel and administrative expenses to HealthpointCapital, LLC. John H. Foster, our former director, is a significant equity holder of HealthpointCapital, LLC, an affiliate of HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P., which are our principal stockholders. In addition, for the year ended December 31, 2016, we paid less than $0.1 million in connection with the indemnification obligations of our affiliates, Scient’x S.A.S. and Surgiview S.A.S., all of which was related to a litigation matter in which indemnification was provided by us to certain directors of our affiliates that are also our directors.

We have entered into indemnification agreements with all of our directors. The indemnification agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law and to advance expenses incurred by them in connection with any proceeding against them with respect to which they may be entitled to indemnification by us.

In our March 2017 private placement, the following directors and executive officers of the Company (or their affiliates) agreed to purchase an aggregate of $2.35 million of shares of Series A Convertible Preferred Stock, which shares are convertible into approximately 1,175,000 shares of common stock, and Warrants to purchase up to 1,175,000 shares of common stock: Mortimer Berkowitz III ($800,000), Terry M. Rich ($500,000), Craig Hunsaker ($500,000), Jonathan Allen ($250,000), Michael C. Plunkett ($150,000), Brian R. Snider ($100,000), Jeffrey Black ($50,000).

Related Party Transaction Policies

Our officers, directors and their affiliates are required to obtain Audit Committee approval in advance for any proposed related party transaction. In addition, all related party transactions of more than $250,000 are to be reviewed by at least two independent directors or the Audit Committee no less than five days before consummation of the proposed related party transaction, or upon agreement if less than five days between agreement and consummation, and the independent directors’ approval or disapproval of the proposed related party transaction are to be fully disclosed in our next annual or quarterly report immediately following the approval or disapproval of the proposed related party transaction. In addition, our code of business conduct requires that each director, officer and employee must do everything he or she reasonably can to avoid conflicts of interest or the appearance of conflicts of interest. The code of business conduct states that a conflict of interest exists when an individual’s private interest interferes in any way with our interests and sets forth a list of broad categories of the types of transactions that must be reported to our compliance officer. Under the code of business conduct, we reserve the right to determine when an actual or potential conflict of interest exists and then to take any action we deem appropriate to prevent the conflict of interest from occurring.

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS

PROPOSAL 1: ELECTION OF DIRECTORS

On April 25, 2017, the Board of Directors nominated Mortimer Berkowitz III, Leslie H. Cross, R. Ian Molson, David H. Mowry, Stephen E. O’Neil, Terry M. Rich and Donald A. Williams for election at the Annual Meeting. If they are elected, they will serve on our Board of Directors for a term of one year until the 2018 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier death or resignation.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Mortimer Berkowitz III, Leslie H. Cross, R. Ian Molson, David H. Mowry, Stephen E. O’Neil, Terry M. Rich and Donald A. Williams. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted FOR each nominee at the Annual Meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MORTIMER BERKOWITZ III, LESLIE H. CROSS, R. IAN MOLSON, DAVID H. MOWRY, STEPHEN E. O’NEIL, TERRY M. RICH AND DONALD A. WILLIAMS AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors is seeking stockholder ratification of its selection of Ernst & Young LLP (“Ernst & Young”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm is not required under the laws of the State of Delaware, by our Bylaws or otherwise. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

The affirmative vote of a majority of the shares cast affirmatively or negatively on this proposal at the Annual Meeting will be required to ratify the selection of Ernst & Young. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the results of the vote. Brokerage firms have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Fees of Principal Accounting Firm

The following table presents fees for professional audit services rendered by Ernst & Young for the audit of our annual financial statements for the fiscal years ended December 31, 2016 and 2015, and fees billed for other services rendered by Ernst & Young during those periods.

	Fiscal Year 2016	Fiscal Year 2015
Audit fees(1)	$2,032,616	$1,580,699
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$2,032,616	$1,580,699

(1)	Represents aggregate fees for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of financial statements included in the Company’s periodic filings, and other services that are normally provided in connection with statutory and regulatory filings or engagements.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

Pursuant to its charter, it is a primary duty and responsibility of the Audit Committee to pre-approve all audit and non-audit services rendered by our independent registered public accounting firm, and all such services were pre-approved in accordance with its charter during the fiscal years ended December 31, 2016 and 2015. Pursuant to its authorized responsibilities, the Audit Committee generally pre-approves specified services in the defined categories of audit services, tax services and other permissible non-audit services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of non-audit services by Ernst & Young was compatible with maintaining the independence of Ernst & Young and all such services had been preapproved.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of the Company under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference.

Audit Committee Report

The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Ernst & Young a formal written statement describing all relationships between the Company and Ernst & Young that might bear on Ernst & Young’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board (United States) (“PCAOB”) regarding Ernst & Young’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young any relationships that may impact their objectivity and independence and satisfied itself as to Ernst & Young’s independence.

The Audit Committee discussed with Ernst & Young the matters required to be communicated under Auditing Standards No. 1301, as amended, “Communication with Audit Committees.” In addition, with and without management present, the Audit Committee discussed and reviewed the results of Ernst & Young’s examination of the Company’s 2016 financial statements.

Based upon the Audit Committee’s discussion with management and Ernst & Young and the Audit Committee’s review of the representation of the Company’s management and the independent registered public accounting firm’s report to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company include the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC. The Audit Committee has also recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Audit Committee

Donald A. Williams

R. Ian Molson

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3: APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2016 EQUITY INCENTIVE PLAN

Introduction

Our stockholders are being asked to approve an amendment and restatement of our 2016 Equity Incentive Award Plan. The proposed amended and restated 2016 Plan is referred to herein as the “Restated Plan.” Our Board of Directors approved the Restated Plan on April 25, 2017, subject to stockholder approval. The Restated Plan will become effective immediately upon stockholder approval at the Annual Meeting. If the Restated Plan is not approved by our stockholders, the Restated Plan will not become effective, the existing 2016 Plan will continue in full force and effect, and we may continue to grant awards under the 2016 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

All of the share numbers in this proposal reflect the 1-for-12 reverse stock split effected by the Company on August 24, 2016.

Overview of Proposed Amendments

Increase in Share Reserve. We strongly believe that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all stockholders. The 2016 Plan was first adopted by our Board of Directors and approved by our stockholders in 2016. As of April 17, 2017, a total of 1,083,333 shares of our common stock were reserved under the 2016 Plan, the aggregate number of shares of common stock subject to awards under the 2016 Plan was 662,746 and a total of 360,826 shares of common stock remained available under the 2016 Plan for future issuance. As of April 17, 2017, an aggregate of 333,333 shares had been added back to the share reserve under the terms of the 2016 Plan as a result of the forfeiture, cancellation or expiration of awards under the 2005 Plan (which shares are reflected in the current share reserve under the 2016 Plan as of April 17, 2016 described above) and no shares remain subject to outstanding awards under the 2005 Plan that could, if such awards are forfeited, cancelled or expire, become eligible for future issuance under the terms of the 2016 Plan.

If our stockholders approve the Restated Plan, an additional 2,000,000 shares will be reserved for issuance under the Restated Plan over the existing share reserve under the 2016 Plan for a total share reserve of 3,083,333 shares.

All of the foregoing share numbers may be further adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Stock Dividends and Stock Splits” and “Corporate Transactions.”

Extension of Term. The term of the Restated Plan will also be extended so that the Restated Plan will terminate in 2027.

Individual Award Limit. The maximum number of shares of our common stock that may be subject to one or more awards granted to any one person pursuant to the Restated Plan during any fiscal year is 500,000 shares.

The foregoing limit represents a change from the individual award limit under the 2016 Plan, which, after giving effect to our 1-for-12 reverse stock split effected in August 2016, was a maximum of 125,000 shares that could be subject to awards granted in any fiscal year to any person.

Limit on Director Compensation. Under the Restated Plan, the total aggregate value of cash compensation, or other compensation, and the value (determined as of the grant date in accordance with ASC Topic 718, or any successor thereto) of awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year under the Restated Plan may not exceed $300,000 (increased to $500,000 in the fiscal year of a non-employee director’s initial service as a non-employee director). The Board of Directors may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board of Directors may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

Stockholder Approval Under Section 162(m) of the Code. Our stockholders are being asked to approve the Restated Plan to satisfy the stockholder approval requirements of Section 162(m) of the Code and to approve the material terms of the performance goals for awards that may be granted under the Restated Plan as required under Section 162(m). In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our public stockholders. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goals may be based and (3) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Restated Plan is discussed below, and stockholder approval of this Proposal 3 is intended to constitute approval of the material terms of the Restated Plan for purposes of the stockholder approval requirements of Section 162(m).

Stockholder approval of the Restated Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Restated Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the Restated Plan performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct all compensation under the Restated Plan. Nothing in this Proposal 3 precludes us or the plan administrator from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

The Restated Plan is not being amended in any material respect other than to reflect the changes described above.

Key Features Designed to Protect Stockholders’ Interests

The design of the Restated Plan reflects our commitment to strong corporate governance and the desire to preserve stockholder value as demonstrated by the following features of the plan:

•	Independent administrator. The Nominating, Governance and Compensation Committee of the Board of Directors, which is comprised solely of non-employee directors, administers the Restated Plan.

•

Fixed Number of Shares; No evergreen feature. The maximum number of shares available for issuance under the Restated Plan is fixed and cannot be increased without stockholder approval. The Restated Plan does not contain an evergreen provision.

•	No Single-Trigger Vesting of Awards. The Restated Plan does not have single-trigger accelerated vesting provisions for changes in control.

•

Repricing prohibited. Stockholder approval is required for any repricing, replacement, or buyout of underwater awards. In addition, no new awards are granted automatically upon the exercise or settlement of any outstanding award.

•	Limitations on Dividend Payments on Awards. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met.

•

No discount awards; maximum term specified. Stock options and stock appreciation rights must have an exercise price or base price no less than the fair market value on the date the award is granted and a term no longer than ten years’ duration.

•

Award design flexibility. Different kinds of awards may be granted under the Restated Plan, giving us the flexibility to design our equity incentives to compliment the other elements of compensation and to support the attainment of our strategic goals.

•	Share counting. The shares withheld or surrendered for taxes in connection with awards or tendered in payment of an award’s exercise or purchase price are not recycled.

•	Non-employee director limits. The Restated Plan contains a limit on the compensation that may be paid to any non-employee member of our Board in any fiscal year.

•	Limitations on Grants. As described below, the Restated Plan establishes limits on the number of shares for which awards may be granted to any person in any fiscal year.

•	No tax gross-ups. The Restated Plan does not provide for tax gross-ups.

•	Fixed term. The Restated Plan has a fixed term of ten years.

Equity Incentive

Awards Are Critical to Long-Term Stockholder Value Creation

We have operated, and continue to operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors, and other service providers of the highest caliber. One of the tools our Board of Directors regards as essential in addressing these challenges is a competitive equity incentive program. Our equity incentive program is designed to provide a vehicle under which a variety of stock-based and other awards can be granted to service providers (including, employees, consultants, and directors) of our company (and its subsidiaries) which align the interests of award recipients with those of our stockholders, reinforce key goals and objectives that help drive stockholder value, and attract, motivate and retain experienced and highly qualified individuals who will contribute to our success.

Unless the Restated Plan is authorized and approved by our stockholders, the number of shares available for issuance under the 2016 Plan will be too limited to effectively achieve its purpose as an incentive and retention tool for employees, directors and consultants that benefits all of our stockholders. The proposed increase in the share reserve under the Restated Plan over the existing share reserve under the 2016 Plan will enable us to continue our policy of equity ownership by employees, directors and consultants as an incentive to contribute to our success. Without sufficient equity awards to effectively attract, motivate and retain employees, we may be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the individual talent critical to the future success of our Company. These cash replacement alternatives would then reduce the cash available for other purposes. Our equity incentive program is broad-based. As of April 17, 2017, 130 of our approximately 143 employees had received grants of equity awards, all six of our non-employee directors had received grants of equity awards and one of our consultants had received grants of equity awards.

The table below presents information about the number of shares that were subject to outstanding equity awards under our equity incentive plans and the shares remaining available for issuance under the 2016 Plan, each at April 17, 2017, and the proposed increase in shares authorized for issuance under the Restated Plan. The 2005 Plan, 2016 Plan, the Inducement Plan, and our 2007 Employee Stock Purchase Plan are the only equity incentive plans we currently have in place. Certain of our employees still hold outstanding equity awards granted under our 2005 Plan, which expired by its terms in April 2016 and no additional awards may be granted under that plan. The table below does not include information about the number of shares remaining for issuance under our 2007 Employee Stock Purchase Plan, which is described in more detail in the table under the heading “Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation” in Proposal 4 to this proxy statement.

	Number of Shares	As a % of Shares Outstanding(1)	Dollar Value(2)
2005 Plan
Options outstanding	425,203	3.9%	$884,422
Weighted average exercise price of outstanding options	$22.81
Weighted average remaining term of outstanding options	4.5 years
RSUs outstanding (at “target”)	65,164	0.6%	$135,541
Restricted stock outstanding	31,140	0.2%	$64,221

2016 Plan
Options outstanding	437,906	4.0%	$910,844
Weighted average exercise price of outstanding options	$3.74
Weighted average remaining term of outstanding options	9.7 years
RSUs outstanding (at “target”)	185,000	1.7%	$384,800
Restricted stock outstanding	39,840	0.3%	$82,867
Shares remaining available for grant under 2016 Plan	360,826	3.3%	$750,518

Inducement Plan
Options outstanding	475,000	4.3%	$988,000
Weighted average exercise price of outstanding options	$4.07
Weighted average remaining term of outstanding options	9.8 years
RSUs outstanding (at “target”)	821,644	7.6%	$1,709,019
Shares remaining available for grant under Inducement Plan	253,356	2.3%	$526,980

Restated Plan
Proposed increase in shares available for issuance under Restated Plan (over existing share reserve under 2016 Plan)	2,000,000	18.4%	$4,160,000

(1)	Based on 10,857,773 shares of our common stock outstanding as of April 17, 2017.

(2)	Based on the closing price of our common stock on April 17, 2017, of $2.08 per share.

In determining whether to approve the Restated Plan, including the proposed increase to the share reserve under the Restated Plan over the share reserve under the existing 2016 Plan, our Board of Directors considered the following:

•	The shares to be initially reserved for issuance under the Restated Plan represents an increase of 2,000,000 shares from the aggregate number of shares reserved for issuance under the 2016 Plan.

•

In determining the size of the share reserve under the Restated Plan, our Board of Directors considered the number of equity awards granted by our company during the past three calendar years. In calendar years 2014, 2015 and 2016, our annual equity burn rates (calculated by dividing the number of shares subject to equity awards granted during the year by the weighted-average number of shares outstanding during the applicable year) under our equity plans were 4%, 3% and 19%, respectively.

•	We expect the proposed aggregate share reserve under the Restated Plan to provide us with enough shares for awards for approximately one year, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Restated Plan could last for a shorter or longer time.

•

In fiscal years 2014, 2015 and 2016, the end of year overhang rate (calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the calendar year plus shares remaining available for issuance for future awards at the end of the calendar year by (2) the number of shares outstanding at the end of the calendar year) was 13%, 14%, and 29%, respectively. If the Restated Plan is approved, we expect our overhang at the end of 2017 will be approximately 13% (excluding the 76,795 shares that were available for issuance under the 2007 Employee Stock Purchase Plan as of April 17, 2017 and the proposed increase to such plan as described in Proposal 4 below). If the shares available for issuance under the Employee Stock Purchase Plan plus the increase to the shares available for issuance thereunder represented by the Restated ESPP (as defined below) are included, we expect our overhang at the end of 2017 will be approximately 17%.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board of Directors has determined that the size of the share reserve under the Restated Plan is reasonable and appropriate at this time. Our Board of Directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated Plan.

Stockholder Approval Requirement

Stockholder approval of the Restated Plan is necessary in order for us to (1) meet the stockholder approval requirements of NASDAQ, (2) take tax deductions for certain compensation resulting from awards granted thereunder intended to qualify as performance-based compensation under Section 162(m), as discussed above, and (3) grant incentive stock options thereunder.

If the Restated Plan is not approved by our stockholders, the Restated Plan will not become effective, the existing 2016 Plan will continue in full force and effect, and we may continue to grant awards under the 2016 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Material Features of the Restated Plan

The principal features of the Restated Plan are summarized below, but the summary is qualified in its entirety by reference to the Restated Plan itself, which is attached as Appendix A to this proxy statement.

Purpose. The purpose of the Restated Plan is to attract and retain key individuals, further align employee and stockholder interests, and to closely link compensation with Company performance. The Restated Plan provides an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders.

Eligibility. The Restated Plan allows us, under the direction of our Nominating, Governance and Compensation Committee, to make grants of stock options, stock appreciation rights, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors who, in the opinion of the Nominating, Governance and Compensation Committee, are in a position to make a significant contribution to our long-term success. As of April 17, 2017, approximately 143 employees, six non-employee directors and approximately ten consultants would be eligible to participate in the Restated Plan had it been in effect on such date.

Shares Available for Issuance. As of April 17, 2017, a total of 1,083,333 shares of our common stock are currently authorized for issuance under the 2016 Plan and will be reserve for issuance under the Restated Plan.

Pursuant to the Restated Plan, the number of shares that will be reserved for issuance as of the effective date of the Restated Plan will be increased by 2,000,000 for a total share reserve under the Restated Plan of 3,083,333 shares.

Generally, shares of common stock reserved for awards under the Restated Plan that lapse or are canceled will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld by us or surrendered by a participant for taxes will not be available again for grant.

The Restated Plan provides that the maximum number of shares of our common stock that may be subject to one or more awards granted to any one person during any fiscal year is 500,000 shares. The foregoing limit will be administered in accordance with the requirements of Section 162(m) of the Code.

Under the Restated Plan, the total aggregate value of cash compensation, or other compensation, and the value (determined as of the grant date in accordance with ASC Topic 718, or any successor thereto) of awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year under the Restated Plan may not exceed $300,000 (increased to $500,000 in the fiscal year of a non-employee director’s initial service as a non-employee director). The Board of Directors may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board of Directors may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

All of the foregoing numbers shall be subject to adjustment pursuant to the terms of the Restated Plan in the event of certain corporate events as described below under “Stock Dividends and Stock Splits” and “Corporate Transactions.”

Performance Goals. The Nominating, Governance and Compensation Committee may issue performance-based awards that are intended to constitute “performance-based compensation” under Section 162(m). The Nominating, Governance and Compensation Committee may also grant performance-based awards that are not intended to constitute “performance-based compensation” under Section 162(m).

In order for the Company to have the ability to grant awards under the Restated Plan that qualify as “performance-based compensation” under Section 162(m) of the Code, in addition to other requirements, the Restated Plan provides that our Nominating, Governance and Compensation Committee may provide that the vesting of certain awards be conditioned on the satisfaction of pre-established, objective performance goals related to objectives of the Company, an affiliate of the Company or a division or strategic business unit of the Company in which the relevant participant is employed. The Nominating, Governance and Compensation Committee, in its discretion, may base performance goals applicable to awards intended to qualify as “performance-based compensation” under Section 162(m) on one or more of the following measures: (i) pre-tax income or after-tax income; (ii) income or earnings including operating income, earnings before or after taxes, interest, depreciation, amortization, and/or extraordinary or special items; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (iv) earnings or book value per share (basic or diluted); (v) return on assets (gross or net), return on investment, return on capital, return on invested capital or return on equity; (vi) return on revenues; (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (viii) economic value created; (ix) operating margin or profit margin; (x) stock price or total stockholder return; (xi) income or earnings from continuing operations; (xii) cost targets, reductions and savings, expense management, productivity and efficiencies; (xiii) operational objectives, consisting of one or more objectives based on achieving progress in research and development programs or achieving regulatory milestones related to development and or approval of products; and (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share of one or more products or customers, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions.

Where applicable, the performance goals may be expressed in terms of a relative measure against a set of identified peer group companies, attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion. The performance goals may include a threshold level of performance below which no performance-based award will be issued or no vesting will occur, levels of performance at which performance-based awards will be issued or specified vesting will occur, and a maximum level of performance above which no additional issuances will be made or at which full vesting will occur. Each of the performance goals shall be evaluated in an objectively determinable manner in accordance with Section 162(m) of the Code and in accordance with generally accepted accounting principles, where applicable, unless otherwise specified by the Nominating, Governance and Compensation Committee, and shall be subject to certification by the Nominating, Governance and Compensation Committee. The Nominating, Governance and Compensation Committee shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or any affiliate or the financial statements of the Company or any affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles provided that any such change shall at all times satisfy the provisions of Section 162(m) of the Code. For all awards intended to qualify as “performance-based compensation” for purposes of Section 162(m), such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m).

Following completion of the applicable performance period, the Nominating, Governance and Compensation Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Nominating, Governance and Compensation Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained with respect to awards intended to qualify as performance-based awards under Section 162(m) of the Code.

Stock Options. Stock options granted under the Restated Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive stock options may be granted to employees of the Company and its affiliates. Non-qualified stock options may be granted to employees, directors and consultants of the Company and its affiliates. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant and may not have a term longer than ten years. However, if an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the incentive stock option may not be longer than five years. Non-qualified options may not have a term longer than ten years. The closing price per share of our common stock on The NASDAQ Global Select Market on April 17, 2017 was $2.08.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted. Dividends may not be paid to a participant on awards subject to vesting conditions granted under the Restated Plan unless and until such conditions are met.

Stock Appreciation Rights. Stock appreciation rights may be granted pursuant to the Restated Plan. Stock appreciation rights entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a stock appreciation right may not be less than 100% of the fair market value of the underlying share on the date of grant and the term of a stock appreciation right may not be longer than ten years. Vesting conditions determined by the Nominating, Governance and Compensation Committee may apply to stock appreciation rights and may include continued service, performance and/or other conditions.

Other Stock-Based Awards. The Restated Plan also authorizes the grant of other types of stock-based compensation including, but not limited to phantom stock awards, stock unit awards and dividend equivalent rights (except that no dividend equivalent rights may be payable with respect to stock options or stock appreciation rights). Our Nominating, Governance and Compensation Committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions granted under the Restated Plan unless and until such conditions are met.

Termination of Service. Unless otherwise provided by the administrator or in an award agreement, upon a termination of a participant’s service, all unvested options then held by the participant will terminate and all other unvested awards will be forfeited.

Plan Administration. In accordance with the terms of the Restated Plan, our Board of Directors has authorized our Nominating, Governance and Compensation Committee to administer the Restated Plan. To administer the Restated Plan with respect to awards that are intended to constitute performance-based compensation under Section 162(m), the committee administering the Restated Plan shall be comprised of two or more “outside directors” for purposes of Section 162(m). Our Board of Directors may at any time revest in itself the authority to administer the Restated Plan.

In accordance with the provisions of the Restated Plan, our Nominating, Governance and Compensation Committee determines the terms of awards, including:

•	which employees, directors and consultants will be granted awards;

•	the number of shares subject to each award;

•	the vesting provisions of each award;

•	the termination or cancellation provisions applicable to awards; and

•	all other terms and conditions upon which each award may be granted in accordance with the Restated Plan.

In addition, our Nominating, Governance and Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by the Restated Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant.

No Repricing. The Restated Plan provides that our Board of Directors and our Nominating, Governance and Compensation Committee may not, without stockholder approval, reduce the exercise price of a stock option or stock appreciation right, cancel any outstanding stock option or stock appreciation right in exchange for a replacement stock option or stock appreciation right having a lower exercise or strike price or for any other stock award or for cash, or otherwise “reprice” a stock option or stock appreciation right as defined in the stockholder approval rules of NASDAQ or under generally accepted accounting principles.

Stock Dividends and Stock Splits. If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

Corporate Transactions. Upon a merger or other reorganization event, our Board of Directors or our Nominating, Governance and Compensation Committee, may, in its sole discretion, take any one or more of the following actions pursuant to the Restated Plan, as to some or all outstanding awards:

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provide that outstanding options will be assumed or substituted for shares of the successor corporation or consideration payable with respect to our outstanding stock in connection with the corporate transaction;

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provide that the outstanding options must be exercised within a certain number of days, either to the extent the options are then exercisable, or at the administrator’s discretion, any such options being made partially or fully exercisable;

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terminate outstanding options in exchange for payment of an amount equal to the difference between (a) the consideration payable upon consummation of the corporate transaction to a holder of the number of shares into which such option would have been exercisable to the extent then exercisable (or, in the administrator’s discretion, any such options being made partially or fully exercisable) and (b) the aggregate exercise price of those options;

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provide that outstanding awards (other than options) will be assumed or substituted for shares of the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the corporate transaction; and

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terminate outstanding stock awards (other than options) in exchange for payment of any amount equal to the consideration payable upon consummation of the corporate transaction to a holder of the same number of shares comprising the stock grant, to the extent the stock award is no longer subject to any forfeiture or repurchase rights (or, at the administrator’s discretion, all forfeiture and repurchase rights being waived upon the corporate transaction).

Amendment and Termination. The Restated Plan may be amended by our stockholders. It may also be amended by our Board of Directors or our Nominating, Governance and Compensation Committee, provided that any amendment which is of a scope that requires stockholder approval as required by the rules of NASDAQ, in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such stockholder approval. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent.

Clawback Provision. We may recover from a participant any compensation received from any award (whether or not settled) under the Restated Plan or cause a participant to forfeit any award (whether or not vested) under the Restated Plan in the event our clawback policy then in effect is triggered.

Duration of Plan. The Restated Plan will expire by its terms on April 24, 2027.

Federal Income Tax Considerations

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the Restated Plan, based on the current provisions of the Code and regulations, are as follows.

Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Restated Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:

Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and, subject to Section 162(m) of the Code, we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and, subject to Section 162(m) of the Code, a deduction may then be allowable to us in an amount equal to the optionee’s compensation income. An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Appreciation Rights:	Stock appreciation rights are generally are taxed and deductible in substantially the same manner as non-qualified options.
Stock Grants:

With respect to stock grants under the Restated Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Subject to Section 162(m) of the Code, we generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. Subject to Section 162(m), we generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units and Other Stock-Based Awards:	The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. Subject to Section 162(m), we generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Limitation on Our Deductions

Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the Restated Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Qualified “performance-based compensation” is disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock awards will generally qualify as performance-based compensation if (1) the award is granted by a compensation committee composed solely of two or more “outside directors,” (2) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (3) the material terms of the plan are disclosed to and approved by the stockholders, (4) for stock options and stock appreciation rights, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of the option is not less than the fair market value of the stock on the date of grant), and for awards other than options and stock appreciation rights, established performance criteria that must be met before the award actually will vest or be paid, and (5) in the case of awards other than stock options and stock appreciation rights, the compensation committee has certified that the performance goals have been met prior to payment.

The Restated Plan is designed to permit our Nominating, Governance and Compensation Committee to grant awards which may qualify as “performance-based compensation” under Section 162(m); however, awards granted under the Restated Plan will only be treated as “performance-based compensation” under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m). As one of the factors in its decisions regarding grants under and administration of the Restated Plan, the Nominating, Governance and Compensation Committee will consider the anticipated effect of Section 162(m). These effects will depend upon a number of factors, including not only whether the grants qualify for the performance exception, but also the timing of executives’ vesting in or exercise of previously granted equity awards and receipt of other compensation. Furthermore, interpretations of and changes in the tax laws and other factors beyond the Nominating, Governance and Compensation Committee’s control may also affect the deductibility of compensation. For these and other reasons, the Nominating, Governance and Compensation Committee may make grants that are not intended to or do not qualify for the performance exception and our tax deductions for those grants may be limited or eliminated as a result of the application of Section 162(m).

New Plan Benefits

Except with respect to equity awards that may be granted to our non-employee directors pursuant to our non-employee director compensation program described above under “Director Compensation,” including the equity awards that will be awarded to each non-employee director serving on our Board of Directors on the date of our Annual Meeting, the number of awards that our Named Executive Officers, directors, other executive officers and other employees may receive under the Restated Plan in the future will be determined in the discretion of the Board of Directors or Nominating, Governance and Compensation Committee. Therefore, it is not possible to determine the future benefits that will be received by these participants under the Restated Plan, or the benefits that would have been received by such participants if the Restated Plan had been in effect in the year ended December 31, 2016.

Plan Benefits

As of April 17, 2017, each of our Named Executive Officers and the other groups identified below have been granted the following awards under the 2016 Plan:

	Stock Options Granted	Restricted Stock Units Granted
Terry M. Rich, Chief Executive Officer	—	—
James M. Corbett, former President and Chief Executive Officer	—	—
Leslie H. Cross, former Chief Executive Officer and current Director	12,959	—
Michael O’Neill, former Chief Financial Officer and Treasurer	—	—
Dennis T. Nelson, former Vice President, Finance and Controller and Principal Accounting Officer	15,000	15,000
Michael C. Plunkett, President and Chief Operating Officer	50,000	100,000
Ebun S. Garner, former General Counsel, Senior Vice President and Corporate Secretary	40,000	40,000
All Executive Officers as a Group (5 persons)	105,000	155,000
All Non-Executive Directors as a Group (6 persons)	51,347	—
All Non-Executive Employees as a Group (138 persons)	451,975	—

Except with respect to equity awards that may be granted to our non-employee directors pursuant to our non-employee director compensation program described above under “Director Compensation,” all other future grants under our 2016 Plan and the Restated Plan are within the discretion of the Board of Directors or the Nominating, Governance and Compensation Committee and the benefits of such grants are, therefore, not determinable.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting is required to approve the Restated Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2016 EQUITY INCENTIVE PLAN, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 4: APPROVAL OF AMENDMENT AND RESTATEMENT OF 2007 EMPLOYEE STOCK PURCHASE PLAN

Introduction

Our stockholders are being asked to approve an amendment and restatement of our 2007 Employee Stock Purchase Plan (the “ESPP”). The proposed amended and restated ESPP is referred to herein as the “Restated ESPP.” Our Board of Directors approved the Restated ESPP on April 25, 2017, to be effective May 16, 2017, subject to stockholder approval.

If the Restated ESPP is not approved by our stockholders, the Restated ESPP will have no further force or effect, the existing ESPP will continue in full force and effect, and we may continue to grant awards and issue shares under the ESPP, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

All of the share numbers in this proposal reflect the 1-for-12 reverse stock split effected by the Company on August 24, 2016.

Overview of Proposed Amendments

Increase in Share Reserve; No Further Evergreen Provision. We strongly believe that an employee stock purchase program is a necessary and powerful incentive and retention tool that benefits all stockholders. The ESPP was first adopted by our Board of Directors and approved by our stockholders in 2007 and was most recently amended and restated in 2012. As of April 17, 2017, a total of 387,499 shares of our common stock were reserved under the ESPP and a total of 76,795 shares of common stock remained available under the ESPP for future issuance. In addition, the ESPP contains an “evergreen provision” that allows for an annual increase in the number of shares available for issuance under the ESPP on January 1 of each year during the ten year term of the ESPP. The last evergreen increase pursuant to this provision of the ESPP occurred on January 1, 2017. The annual increase in the number of shares was equal to the least of:

•	1% of our outstanding capital stock on the first day of the applicable fiscal year;

•	58,333 shares; or

•	a lesser amount determined by the Nominating, Governance and Compensation Committee of our Board of Directors.

The historic automatic increases pursuant to the evergreen provision of the ESPP are included in the total number of shares currently reserved for issuance under the ESPP set forth above. Notwithstanding the foregoing, the number of shares of stock that may be issued or transferred pursuant to awards under the ESPP may not exceed an aggregate of 554,166 shares.

Pursuant to the Restated ESPP, an additional 500,000 shares will be reserved for issuance under the Restated ESPP over the existing share reserve under the ESPP. The Restated ESPP will not contain an evergreen provision.

All of the foregoing share numbers may be further adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Certain Transactions.”

Extension of Term. The ESPP will expire by its terms in November 2017. In order to allow us to continue to offer an employee stock purchase plan to our eligible employees, the term of the Restated ESPP will also be extended so that the Restated ESPP will terminate in April 2027.

Establishment of Default Limits on Purchases. The Restated ESPP provides that plan administrator will establish a maximum number of shares that may be purchased by a participant during any offering period or purchase period, which, in the absence of a contrary designation, will be 50,000 shares.

The Restated ESPP is not being amended in any material respect other than to reflect the changes described above.

Determination to Approve Restated ESPP

The table below presents information about the number of shares remaining available for issuance under the ESPP and the proposed increase in shares authorized for issuance under the Restated ESPP, each at April 17, 2017. The table below does not include information about the number of shares that were subject to outstanding equity awards or that may be available for future issuance under our other equity compensation plans. Information related to our other equity compensation plans is further described in the table under the heading “Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation” in Proposal 3 to this proxy statement.

	Number of Shares	As a % of Shares Outstanding(1)	Dollar Value(2)
ESPP
Shares available for issuance	76,795	0.7%	$246,512

Restated ESPP
Proposed increase in shares available for issuance under Restated ESPP (over existing share reserve under ESPP)	500,000	4.6%	$1,040,000

(1)	Based on 10,857,773 shares of our common stock outstanding as of April 17, 2017.

(2)	Based on the closing price of our common stock on April 17, 2017, of $2.08 per share.

In determining whether to approve the Restated ESPP, including the proposed increase to the share reserve under the Restated ESPP over the share reserve under the existing ESPP, our Board of Directors considered the following:

•

Unless the Restated ESPP is authorized and approved by our stockholders, the ESPP will expire in November 2017 and we will lose a powerful incentive and retention tool for employees that benefits all of our stockholders. The increase in the share reserve under the Restated ESPP and the extension of the term of the Restated ESPP will enable us to continue our policy of equity ownership by employees as an incentive to contribute to our success.

•

We expect the proposed aggregate share reserve under the Restated ESPP to provide us with enough shares for approximately two years, assuming employee participation in the Restated ESPP consistent with historical levels, as reflected in our three-year burn rate for the ESPP, and further dependent on the price of our shares and hiring activity during the next few years. We cannot predict our future share usage under the Restated ESPP, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Restated ESPP could last for a shorter or longer time.

•

In fiscal years 2014, 2015 and 2016, the end of year overhang rate attributable to the ESPP (calculated by dividing (1) the shares remaining available for issuance for future awards at the end of the calendar year under the ESPP by (2) the number of shares outstanding at the end of the calendar year) was 0.4%, 0.2%, and 0.2%, respectively. If the Restated ESPP is approved, we expect our overhang at the end of 2017 attributable to the Restated ESPP will be approximately 2.1%.

•

In determining the size of the share reserve under the Restated ESPP, our Board of Directors considered the number of shares issued by our Company during the past three calendar years under our ESPP. In calendar years 2014, 2015 and 2016, our annual equity burn rates under the ESPP (calculated by dividing the number of shares issued under the ESPP) by the weighted-average number of shares outstanding during the applicable year) were 0.6%, 0.9% and 0.6%, respectively.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board of Directors has determined that the size of the share reserve under the Restated ESPP is reasonable and appropriate at this time. Our Board of Directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated ESPP.

Stockholder Approval Requirement

Stockholder approval of the Restated ESPP is necessary in order for us to (1) comply with the amendment provisions of the ESPP and (2) comply with the requirements of Section 423 of the Code for employee stock purchase plans.

If the Restated ESPP is not approved by our stockholders, the Restated ESPP will have no further force or effect, the existing ESPP will continue in full force and effect, and we may continue to grant awards and issue shares under the ESPP, subject to its terms, conditions and limitations, using the shares available for issuance thereunder, until its expiration date in November 2017.

Material Features of the Restated ESPP

The principal features of the Restated ESPP are summarized below, but the summary is qualified in its entirety by reference to the Restated ESPP itself, which is attached as Appendix B to this proxy statement.

Purpose. The purpose of the Restated ESPP is to assist our eligible employees in acquiring a stock ownership interest in our Company and to help our eligible employees provide for their future security and to encourage them to remain in our employment.

Shares Available. A total of 887,499 shares of common stock will be reserved for issuance under the Restated ESPP.

Administration. The Board of Directors or its committee will have the authority to interpret the terms of the Restated ESPP and determine eligibility of participants. We expect that the Nominating, Governance and Compensation Committee will continue to be the administrator of the Restated ESPP.

Eligibility. Our employees are eligible to participate in the Restated ESPP if they are customarily employed by us or a participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, an employee may not be granted rights to purchase stock under our Restated ESPP if such employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of our common or other class of stock. As of April 17, 2017, the Company had approximately 143 employees who could have been eligible to participate in the Restated ESPP had the Restated ESPP been in effect and the subsidiaries for whom such employees work been designated as participating companies under the Restated ESPP.

Awards. The Restated ESPP is intended to qualify under Section 423 of the Code and stock will be offered under the Restated ESPP during offering periods. The length of the offering periods under the Restated ESPP will be determined by the administrator of the Restated ESPP and may be up to 27 months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates will be determined by the plan administrator for each offering period, and will generally be the final trading day in each offering period. Offering periods under the Restated ESPP will commence when determined by the plan administrator. The plan administrator may, in its discretion, modify the terms of future offering periods.

The Restated ESPP will be implemented by six-month “offering periods.” A new six-month offering period will commence on each of May 16 and November 16 during the term of the Restated ESPP. “Purchase dates” will be set for the last trading day in each six-month offering period and will occur on each of May 15 and November 15 (unless such days are not trading days).

Enrollment; Contributions. The Restated ESPP permits participants to purchase common stock through payroll deductions of up to 20% of their eligible compensation, which includes a participant’s gross base compensation for services to us, including sales commissions but excluding overtime payments, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments. The plan administrator will establish a maximum number of shares that may be purchased by a participant during any offering period or purchase period, which, in the absence of a contrary designation, will be 50,000 shares. In addition, no employee will be permitted to accrue the right to purchase stock under the Restated ESPP at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of our common stock as of the first day of the offering period).

After an employee authorizes us to deduct a certain percentage of his or her compensation for the purchase of shares under the Restated ESPP, we will make such deductions from his or her paycheck each pay period during an offering period and hold the accumulated amounts in a bank account until the completion of the offering period. An employee will not receive any interest on the amounts of compensation that we accumulate for the purchase of shares under the Restated ESPP. We may use all funds held by us under the Restated ESPP for any corporate purpose, and we are not obligated to segregate such funds.

Purchase Price. On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of our common stock. The option will expire at the end of the applicable offering period, and will be exercised at that time to the extent of the payroll deductions accumulated during the offering period. The purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the purchase date, which will generally be the final trading day of the offering period. The fair market value per share of our common stock under the Restated ESPP is generally the closing sale price of our common stock on The NASDAQ Global Select Market on the date for which fair market value is being determined, or if there is no closing sale price for a share of our common stock on the date in question, the closing sale price for a share of common stock on the last preceding date for which such quotation exists. The closing price per share of our common stock on The NASDAQ Global Select Market on April 17, 2017, was $2.08.

Withdrawal; Termination of Employment. Participants may voluntarily end their participation in the Restated ESPP at any time upon prior notice with a time frame established by the plan administrator prior to the end of the applicable offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon a participant’s termination of employment.

Transferability. A participant may not transfer rights granted under the Restated ESPP other than by will, the laws of descent and distribution or as otherwise provided under the Restated ESPP.

Certain Transactions. In the event of certain non-reciprocal transactions with stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Restated ESPP and outstanding awards. In the event of certain significant transactions or a change in control, the plan administrator may provide for (1) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (2) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (3) the adjustment in the number and type of shares of common stock subject to outstanding rights, (4) the use of participants’ accumulated payroll deductions to purchase common stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (5) the termination of all outstanding rights.

Plan Amendment. The plan administrator may amend, suspend or terminate the Restated ESPP at any time. However, stockholder approval of any amendment to the Restated ESPP will be obtained for any amendment which increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the Restated ESPP, changes the corporations or classes of corporations whose employees are eligible to participate in the Restated ESPP or changes the Restated ESPP in any manner that would cause the Restated ESPP to no longer be an employee stock purchase plan within the meaning of Section 423(b) of the Code. The Restated ESPP will terminate on April 24, 2027.

No shares of the Company’s stock will be issued under the Restated ESPP until the Restated ESPP has been approved by our stockholders.

Federal Income Tax Considerations

The material federal income tax consequences of participation in the Restated ESPP, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary also assumes that the Restated ESPP complies with Section 423 of the Code.

The right of participants to make purchases under the Restated ESPP are intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Restated ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

New Plan Benefits

Benefits under the Restated ESPP will depend on the employees’ enrollment and contribution elections, and the fair market value of the shares at various future dates. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Restated ESPP.

Plan Benefits under the ESPP

As of April 17, 2017, each of our Named Executive Officers and the other groups identified below have purchased the following shares under the ESPP:

	Shares Purchased (#)	Aggregate Purchase Price ($)
Terry M. Rich, Chief Executive Officer	—	—
James M. Corbett, former President and Chief Executive Officer	1,506	12,060
Leslie H. Cross, former Chief Executive Officer and current Director	1,867	32,766
Michael O’Neill, former Chief Financial Officer and Treasurer	1,539	9,013
Dennis T. Nelson, former Vice President, Finance and Controller and Principal Accounting Officer	556	7,687
Michael C. Plunkett, President and Chief Operating Officer	9,269	83,618
Ebun S. Garner, former General Counsel, Senior Vice President and Corporate Secretary	3,501	65,817
All Executive Officers as a Group (5 persons)	18,238	210,961
All Non-Executive Directors as a Group (6 persons)	—	—
All Non-Executive Employees as a Group (138 persons)	234,577	2,444,159

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting is required to approve the Restated ESPP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2007 EMPLOYEE STOCK PURCHASE PLAN, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 5: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are seeking your advisory vote of the compensation of our Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the sections of this proxy statement titled “Compensation Discussion and Analysis” and “Executive Officer and Director Compensation.” You are being asked to vote on the following advisory resolution:

“RESOLVED, that the compensation paid to the Named Executive Officers of Alphatec Holdings, Inc., as disclosed pursuant to the compensation disclosure rules of the SEC including the Compensation Discussion and Analysis, the compensation tables, and the related material disclosed in this proxy statement is hereby APPROVED.”

The compensation of our Named Executive Officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the Board of Directors believes, promote the creation of long-term stockholder value and position the Company for long-term success. As described more fully in the “Compensation Discussion and Analysis” section of this proxy statement, the mix of fixed and performance based compensation and the terms of long-term incentive awards, as well as the terms of executives’ employment agreements, are all designed to enable the Company to attract, motivate and retain key executives who are crucial to our long-term success while, at the same time, creating a close relationship between performance and compensation. The Nominating, Governance and Compensation Committee and the Board of Directors believe that the design of the program, and hence the compensation awarded to our Named Executive Officers under the current program, fulfills this objective.

Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

The affirmative vote of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting is required to approve, on an advisory basis, this resolution. Although the vote is non-binding, the Board of Directors and the Nominating, Governance and Compensation Committee will review the voting results and take them into consideration in connection with their ongoing evaluation of the Company’s compensation program and when making future decisions regarding executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS SET FORTH IN THIS PROXY STATEMENT, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 6: ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE STOCKHOLDER VOTES TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, every six calendar years, stockholders vote on whether we should solicit a non-binding advisory vote on the compensation paid to our Named Executive Officers every year, every two years or every three years. We last held a “say-on-frequency” vote at the 2011 Annual Meeting of Stockholders, and in response, we have since held an annual vote on the compensation paid to our Named Executive Officers. Accordingly, at the Annual Meeting, we are asking stockholders to indicate whether they would prefer an advisory vote every year, every two years or every three years. Alternatively, stockholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, the Board of Directors recommends that our stockholders select a frequency of one year (i.e., annual vote). An annual vote provides a consistent and clear communication channel for stockholders to voice their opinion on our executive pay program.

While the Board of Directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our Named Executive Officer compensation practices should be held every year, every two years or every three years. The option among those choices that receives the highest number of votes (also known as a “plurality” of the votes cast) will be the frequency approved by the stockholders.

The advisory vote on the frequency of future advisory votes on compensation paid to our Named Executive Officers is nonbinding on us and our Board of Directors. Although nonbinding, our Board of Directors will consider the voting results when making future decisions regarding frequency of advisory votes on Named Executive Officer compensation.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF “EVERY YEAR” ON PROPOSAL 6.

PROPOSAL 7: APPROVAL, AS REQUIRED BY AND IN ACCORDANCE WITH NASDAQ LISTING RULES, OF THE ISSUANCE OF UP TO AN AGGREGATE OF 17,525,972 SHARES OF COMMON STOCK

Background

On March 22, 2017, we entered into the Securities Purchase Agreement dated as of March 22, 2017 with certain institutional and accredited investors, including certain directors, executive officers and employees of the Company (collectively, the “Purchasers”), providing for the sale by the Company of 1,809,628 shares of our common stock at a purchase price of $2.00 per share (the “Common Shares”), 15,244.744 shares of newly designated Series A Convertible Preferred Stock (the “Preferred Shares”) at a purchase price of $1,000 per share (which Preferred Shares are convertible into approximately 7,622,372 shares of common stock, subject to limitations on conversion until the approval by our stockholders (“Stockholder Approval”) as required in accordance with the NASDAQ listing rules), and warrants to purchase up to 9,432,000 shares of our common stock at an exercise price of $2.00 per share (the “Purchaser Warrants”), in a private placement (the “Private Placement”). The Purchaser Warrants will become exercisable following Stockholder Approval, are subject to certain ownership limitations, and expire five years after the date of such Stockholder Approval.

We also entered into an engagement letter (the “Engagement Letter”) on March 1, 2017 with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as exclusive placement agent for the issuance and sale of the securities in the Private Placement. Pursuant to the Engagement Letter, we issued to Wainwright and its designees warrants to purchase up to an aggregate of 471,600 shares of our common stock (the “Wainwright Warrants,” and together with the Purchaser Warrants, the “Common Stock Warrants”). The Wainwright Warrants have substantially the same terms as the Purchaser Warrants, except that the Wainwright Warrants have an exercise price equal $2.50 per share. The Private Placement, including the issuance of the Wainwright Warrants, closed on March 29, 2017, with aggregate gross proceeds to the Company of approximately $18.9 million.

Series A Convertible Preferred Stock

On March 29, 2017, in connection with the closing of the Private Placement, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate of Designation”). The shares of Series A Convertible Preferred Stock have a stated value of $1,000 per share and will be convertible into approximately 500 shares of common stock. Until the date that Stockholder Approval is obtained, the Certificate of Designation limits the number of shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock such that, when aggregated with the shares of common stock issued in the Private Placement, such issuances shall not exceed 19.99% of the Company’s issued and outstanding common stock, as required by NASDAQ listing rules. In addition, our directors, executive officers and employees who participated in the Private Placement will be unable to convert shares of Series A Convertible Preferred Stock until Stockholder Approval is obtained, pursuant to the NASDAQ listing rules.

The Series A Convertible Preferred Stock will be entitled to dividends on an as-if-converted basis in the same form as any dividends actually paid on shares of common stock or other securities. Except as otherwise required by law, the holders of Series A Convertible Preferred Stock will have no right to vote on matters submitted to a vote of our stockholders. Without the prior written consent of 75% of the outstanding shares of Series A Convertible Preferred Stock, the Company may not: (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation, (b) amend the Company’s certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Convertible Preferred Stock, (c) increase the number of authorized shares of Series A Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing. In the event of the dissolution and winding up of the Company, the proceeds available for distribution to the

Company’s stockholders shall be distributed pari passu among the holders of the shares of common stock and Series A Convertible Preferred Stock, pro rata based upon the number of shares held by each such holder, as if the outstanding shares of Series A Convertible Preferred Stock were convertible, and were converted, into shares of common stock.

Common Stock Warrants

The Common Stock Warrants are exercisable for cash or, solely, if at any time after the six-month anniversary of the closing date of the Private Placement, there is not an effective registration statement or prospectus registering the issuance of shares of our common stock upon exercise of the Common Stock Warrants, by cashless exercise. The exercise price of the Common Stock Warrants is subject to adjustment in the case of stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders.

Prior to the exercise, holders of the Common Stock Warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including voting rights; however, the holders of the Common Stock Warrants will have certain rights to participate in distributions or dividends paid on our common stock to the extent set forth in the Common Stock Warrants.

The Common Stock Warrants may not be exercised by the holder to the extent that the holder, together with its affiliates, would beneficially own, after such exercise more than 4.99% of the shares of our common stock then outstanding (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99%) and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered.

If we effect a fundamental transaction, then upon any subsequent exercise of any Common Stock Warrants, the holder thereof shall have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s common stock or of our common stock, if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock into which the Common Stock Warrants were exercisable immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction (other than a fundamental transaction not approved by our Board of Directors), the Company or any successor entity shall, at the holder’s option, purchase the holder’s Common Stock Warrants for an amount of cash equal to the value of the Common Stock Warrants as determined in accordance with the Black Scholes option pricing model. A fundamental transaction as described in the Common Stock Warrants generally includes any merger with or into another entity, sale of all or substantially all of the Company’s assets, tender offer or exchange offer, reclassification of the Company’s common stock or the consummation of a transaction whereby another entity acquires more than 50% of the Company’s outstanding voting stock.

Support Agreements

Prior to the closing of the Private Placement, and as a condition to such closing, certain of our large stockholders and affiliates entered into support agreements (“Support Agreements”), pursuant to which such stockholders agreed to vote all shares of common stock owned by them in favor of this proposal. As of immediately prior to the closing of the Private Placement, the stockholders executing the Support Agreements held beneficial ownership of approximately 30% of our total issued and outstanding common stock.

Registration Rights Agreement

In connection with the Private Placement, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers. Pursuant to the Registration Rights Agreement, we agreed to prepare and file a registration statement (the “Resale Registration Statement”) with the SEC within 30 days after the closing of the Private Placement for purposes of registering the resale of the Common Shares, the shares of common stock issuable upon conversion of the Preferred Shares, and the shares of common stock issuable upon exercise of the Common Stock Warrants. We also agreed to use our reasonable best efforts to cause the Resale Registration Statement to be declared effective by the SEC within 60 days after the closing (90 days in the event the registration statement is reviewed by the SEC). If we fail to meet the specified filing deadlines or keep the Resale Registration Statement effective, subject to certain permitted exceptions, we will be required to pay liquidated damages to the Purchasers. We also agreed, among other things, to indemnify the selling holders under the registration statements from certain liabilities and to pay all fees and expenses incident to our performance of or compliance with the Registration Rights Agreement. We filed the Resale Registration Statement on April 25, 2017.

The Private Placement, including the terms of the Common Stock Warrants, the Series A Convertible Preferred Stock and the Registration Rights Agreement, is further described in our periodic filings with the SEC, including the Current Reports on Form 8-K filed on March 23, 2017 and March 29, 2017. We refer you to those filings, and the documents filed therewith as exhibits, and incorporate them by reference into this proxy statement. We will provide each person to whom a proxy statement is delivered a copy of all of the information that has been incorporated by reference in this proxy statement but not delivered with the proxy statement. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website at www.alphatecspine.com and you may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Alphatec Holdings, Inc., 5818 El Camino Real, Carlsbad, California 92008, Attn: Corporate Secretary.

Participants in the Private Placement

The table below sets forth the identity of the participants in the Private Placement and the number of shares of common stock sold to such participants and, assuming stockholder approval of this proposal, the number of shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock or exercise the Common Stock Warrants issued to such participants in the Private Placement (without regard to any applicable beneficial ownership limitation caps):

Name of Selling Stockholder	Number of Shares of Common Stock Purchased in the Private Placement	Number of Shares of Common Stock Issuable Upon Conversion of Series A Convertible Preferred Stock	Number of Shares of Common Stock Issuable Upon Exercise of Common Stock Warrants
Armistice Capital Master Fund, Ltd.	542,414	1,857,586	2,400,000
Sabby Healthcare Master Fund, Ltd.	316,407	1,083,593	1,400,000
Sabby Volatility Warrant Master Fund, Ltd.	113,002	386,998	500,000
Broadfin Healthcare Master Fund, Ltd.	226,006	773,994	1,000,000
Evan Bakst	90,402	309,598	400,000
Samir Patel	28,251	96,749	125,000
Amit M. Patel	22,601	77,399	100,000
Kantilal K. Patel	22,601	77,399	100,000
Manish K. Patel	22,601	77,399	100,000
MOM, Inc.	56,501	193,499	250,000
Lawrence W. Rosenfeld Roth IRA TD Ameritrade	8,362	28,638	37,000
John P. Curtin, Jr	11,300	38,700	50,000
Cyrano Investments USA Inc.	28,251	96,749	125,000
Curtis H. Cooper	56,501	193,499	250,000
Mark Rutkin	5,650	19,350	25,000
Allen-Chase Foundation DBA Eaglebrook School	33,901	116,099	150,000
Woods 1994 Family Partnership, LP	113,003	386,997	500,000
Mital Sheth	4,520	15,480	20,000
Lukpartners, LLC	28,251	96,749	125,000
Yancey Family Trust Dated 11-15-2002	28,251	96,749	125,000
David Mazza	28,251	96,749	125,000
BLR Partners, LP	22,601	77,399	100,000
Porcupine Investment Partners, LLC*	0	200,000	200,000
Mortimer Berkowitz III*	0	200,000	200,000
Terry M. Rich*	0	250,000	250,000
Craig Hunsaker*	0	250,000	250,000
Jonathan Allen*	0	125,000	125,000
Michael C. Plunkett*	0	75,000	75,000
Brian R. Snider*	0	50,000	50,000
IRA Resources FBO Jeffrey G Black 35-36600*	0	25,000	25,000
Chris Ryan*	0	125,000	125,000
Jeff Rydin*	0	100,000	100,000
Amy M. Ables*	0	25,000	25,000
Michael Vasinkevich	0	0	162,702
H.C. Wainwright & Co., LLC	0	0	141,480
Noam Rubinstein	0	0	148,554
Mark Viklund	0	0	14,148
Charles Worthman	0	0	4,716

*	Represents a director, officer, or employee of the Company, or an affiliate of such person.

NASDAQ Listing Requirements

Because our common stock is listed on The NASDAQ Global Select Market, we are subject to the NASDAQ’s listing rules. NASDAQ Listing Rule 5635(d) requires stockholder approval prior to an issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by a company of common stock equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book and market value of our common stock as of the time of execution of the definitive agreement with respect to such transaction. The provisions in (i) the Certificate of Designation that prevent conversion of our Series A Convertible Preferred Stock if such conversion will result in such holders beneficially owning in excess of 19.99% of our common stock prior to Stockholder Approval and (ii) the Common Stock Warrants that prevent exercise of the Common Stock Warrants prior to Stockholder Approval, are both required under NASDAQ Rule 5635(d).

In addition, NASDAQ Listing Rule 5635(c) requires us to obtain stockholder approval prior to the issuance of our common stock in any equity compensation plan, subject to certain exceptions, none of which apply to the Private Placement. Any transaction in which officers, directors, employees, or consultants receive common stock or securities convertible into or exercisable for common stock for less than market value is considered an equity compensation plan by NASDAQ. Because Mortimer Berkowitz III, Terry M. Rich, Craig Hunsaker, Jonathan Allen, Michael C. Plunkett, Brian R. Snider, Jeffrey G. Black, Chris Ryan, Jeff Rydin and Amy M. Ables are members of our Board of Directors, officers or employees, as applicable, the sale of the Preferred Shares and Common Stock Warrants to such individuals and their affiliated entities (as indicated in the table above) would be considered an equity compensation plan, and no common stock may be issued upon the conversion of the Preferred Shares or the exercise of the Common Stock Warrants prior to obtaining the Stockholder Approval. The provisions in the Certificate of Designation and the Common Stock Warrants include such restrictions.

Description of Proposal

We are seeking stockholder approval, as required by NASDAQ Listing Rule 5635(d) and NASDAQ Listing Rule 5635(c), to enable the holders of the Preferred Shares and Common Stock Warrants, including our directors, officers and employees, each issued in connection with the Private Placement under the Purchase Agreement or Engagement Letter, to convert the Preferred Shares and exercise the Common Stock Warrants to receive shares of common stock in excess of 20% of our outstanding common stock prior to the Private Placement. The 17,525,972 shares of common stock being issued upon the conversion or exercise of securities sold and issued or available for sale and issuance under the Purchase Agreement and pursuant to the Engagement Letter consist of:

(i)	7,622,372 shares of common stock issuable upon the conversion of 15,244.744 shares of Series A Convertible Preferred Stock, including 1,425,000 shares of common stock issuable to certain of our directors, officers and employees as described above; and

(ii)	9,903,600 shares of common stock issuable upon exercise of Common Stock Warrants, including 1,425,000 shares of common stock issuable to certain of our directors, officers and employees as described above.

As described above, the following directors and executive officers of the Company (or their affiliates) hold an aggregate of $2.35 million of Preferred Shares, which Preferred Shares are convertible into approximately 1,175,000 shares of common stock upon obtaining the Stockholder Approval, and Common Stock Warrants to purchase up to 1,175,000 shares of common stock, which are exercisable upon obtaining the Stockholder Approval: Mortimer Berkowitz III, Terry M. Rich, Craig Hunsaker, Jonathan Allen, Michael C. Plunkett, Brian R. Snider, and Jeffrey Black.

Consequences if Stockholder Approval is Not Obtained

If we do not obtain approval of this proposal, we are obligated under the Purchase Agreement to call a stockholder meeting every four months thereafter to seek approval of the proposal from our stockholders until the earlier of the date such approval is obtained or our Series A Convertible Preferred Stock is no longer outstanding.

In addition, pursuant to the terms of the Purchase Agreement, from the closing of the Private Placement until the later of 90 days after the effective date of the Resale Registration Statement (as described above) or the date of Stockholder Approval of this proposal, we are prohibited from issuing, or entering into any agreement to issue, or announcing the issuance or proposed issuance of, any shares of common stock or common stock equivalents, subject to certain permitted exceptions. If we cannot raise funds as a result of this prohibition, we may not be able to repay debt or other liabilities, develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements. Any of these events could adversely affect our ability to achieve our development and commercialization goals and have a significant adverse effect on our business, financial condition and results of operations.

Potential Effects of this Proposal if Stockholder Approval is Obtained

The issuance of the 17,525,972 shares of common stock which are the subject of this Proposal will result in an increase in the number of shares of common stock outstanding. This will result in a decrease to the respective ownership and voting percentage interests of stockholders prior to the Private Placement to the extent they did not participate in the Private Placement. The liquidation value, and book and market value of our Company, and our future earnings may be reduced.

In addition, as described above under “Registration Rights Agreement,” we have agreed to register the securities issued in the Private Placement, which would include up to an aggregate of 19,335,600 shares of common stock, consisting of the Common Shares, 7,622,372 shares of common stock issuable upon the conversion of the Preferred Shares and 9,903,600 shares of common stock issuable upon exercise of Common Stock Warrants. The release of 19,335,600 freely traded shares onto the market, or the perception that such shares will or could come onto the market, could have an adverse effect on the trading price of our stock.

We have broad discretion to use the net proceeds to us from the sale of such shares, including the proceeds received upon exercise of the Common Stock Warrants, and you will be relying solely on the judgment of our Board of Directors and management regarding the application of these proceeds. Our use of the proceeds may not improve our operating results or increase the value of your investment.

For your consideration of this Proposal 7, a description of the material terms of the Private Placement is set forth in this proxy statement to provide you with basic information concerning the Private Placement. However, the description above is not a substitute for reviewing the full text of the referenced documents, which were attached as exhibits to our Current Reports on Form 8-K as filed with the SEC on March 23, 2017 and March 29, 2017 and are available upon written request to the Secretary of the Company at our headquarters.

The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal, excluding the 1,809,628 shares acquired in the Private Placement under the Purchase Agreement which are not entitled to vote on this proposal, is necessary under NASDAQ Listing Rule 5635(e)(4) to approve this proposal. Accordingly, failure to vote and broker non-votes will not affect whether this proposal is approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SERIES A CONVERTIBLE PREFERRED STOCK AND EXERCISE OF THE COMMON STOCK WARRANTS SOLD AND ISSUED IN CONNECTION WITH THE PRIVATE PLACEMENT UNDER THE SECURITIES PURCHASE AGREEMENT.

CODE OF CONDUCT AND ETHICS

We have adopted a code of business conduct that applies to all of our employees, including our Chief Executive Officer, who is our principal executive officer, and our Chief Financial Officer, who is our principal financial officer and our principal accounting officer. The text of the code of business conduct is posted on our website at www.alphatecspine.com under “Investor Relations-Corporate Governance,” and is available to stockholders without charge, upon request, in writing to the Corporate Secretary, Alphatec Holdings, Inc., at 5818 El Camino Real, Carlsbad, CA 92008. Disclosure regarding any amendments to, or waivers from, provisions of the code of business conduct that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of NASDAQ and the SEC, in which case we intend to post such amendments and waivers on our website at www.alphatecspine.com.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

To be considered for inclusion in the proxy statement relating to our 2018 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than January 5, 2018, which is 120 days prior to the date that is one year from this year’s mailing date of May 5, 2017, unless the date of the 2018 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary of the 2017 Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. In addition, our Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and director nominations not requested to be included in our proxy statement, to be brought before an annual meeting of stockholders. In general, the notice must meet the requirements in our Bylaws and be received at our principal executive offices not less than 45 days before nor more than 75 days prior to the one year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year’s annual meeting. Therefore, to be presented at the 2018 Annual Meeting of Stockholders, such a proposal must be received no earlier than February 19, 2018 and no later than March 21, 2018. However, if the date of the annual meeting is more than 30 days before or more than 30 days after the one year anniversary date of the 2017 Annual Meeting, notice must be received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the 60th day prior to such annual meeting or, if later, ten days following the date on which public announcement of the date of the meeting is first made. Proposals that are not received in a timely manner will not be voted on at the 2018 Annual Meeting. If a proposal is timely received, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, Alphatec Holdings, Inc., 5818 El Camino Real, Carlsbad, CA 92008. Stockholders are advised to review our Bylaws which also specify requirements as to the form and content of a stockholder’s notice.

Carlsbad, CA

                , 2017

Our Annual Report (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at ww.alphatecspine.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Alphatec Holdings, Inc., 5818 El Camino Real, Carlsbad, CA 92008, Attention: Corporate Secretary.

APPENDIX A

ALPHATEC HOLDINGS, INC.

2016 EQUITY INCENTIVE PLAN

(As Amended and Restated Effective June 15, 2017)

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this ALPHATEC HOLDINGS, INC. 2016 Equity Incentive Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means an agreement between the Company and a Participant pertaining to a Stock Right delivered pursuant to the Plan in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Cause means, with respect to a Participant (a) dishonesty with respect to the Company or any Affiliate, (b) insubordination, substantial malfeasance or non-feasance of duty, (c) unauthorized disclosure of confidential information, (d) breach by a Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and (e) conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.

Change of Control means the occurrence of any of the following events: (i) any one person, entity or group acquires ownership of capital stock of the Company that, together with the capital stock of the Company already held by such person, entity or group, constitutes more than 50% of the total fair market value or total voting power of the capital stock of the Company; provided, however, if any one person, entity or group is considered to own more than 50% of the total fair market value or total voting power of the capital stock of the Company, the acquisition of additional capital stock by the same person, entity or group shall not be deemed to be a Change of Control; (ii) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iii) any one person, entity or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person, entity or group) assets from the Company that have a total gross fair market value at least equal to 80% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, a transfer of assets by the Company shall not deemed to be a Change of Control if the assets are transferred to (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its capital stock in the Company, (B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a person, entity or group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding capital stock of the Company, or (D) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person, entity or group described in subparagraph (C) above. In all respects, the definition of “Change of Control” shall be interpreted to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the provisions of Treasury Notice 2005-1, and any successor statute, regulation and guidance thereto.

Code means the United States Internal Revenue Code of 1986, as amended including any successor statute, regulation and guidance thereto.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $0.001 par value per share.

Company means Alphatec Holdings, Inc., a Delaware corporation.

Consultant means any natural person who is an advisor or consultant that provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Fair Market Value of a Share of Common Stock means:

(1)	If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(2)	If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(3)	If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine in compliance with applicable laws.

ISO means an option intended to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Performance Based Award means a Stock Grant or Stock-Based Award which vests based on the attainment of written Performance Goals as set forth in Paragraph 9 hereof.

Performance Goals means performance goals based on one or more of the following criteria: (i) pre-tax income or after-tax income; (ii) income or earnings including operating income, earnings before or after taxes, interest, depreciation, amortization, and/or extraordinary or special items; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (iv) earnings or book value per share (basic or diluted); (v) return on assets (gross or net), return on investment, return on capital, return on invested capital or return on equity; (vi) return on revenues; (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (viii) economic value created; (ix) operating margin or profit margin; (x) stock price or total stockholder return; (xi) income or earnings from continuing operations; (xii) cost targets, reductions and savings, expense management, productivity and efficiencies; (xiii) operational objectives, consisting of one or more objectives based on achieving progress in research and development programs or achieving regulatory milestones related to development and or approval of products; and (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share of one or more products or customers, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions. Where applicable, the Performance Goals may be expressed in terms of a relative measure against a set of identified peer group companies, attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or an Affiliate of the Company, or a division or strategic business unit of the Company, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no Performance-Based Award will be issued or no vesting will occur, levels of performance at which Performance-Based Awards will be issued or specified vesting will occur, and a maximum level of performance above which no additional issuances will be made or at which full vesting will occur. Each of the foregoing Performance Goals shall be evaluated in an objectively determinable manner in accordance with Section 162(m) of the Code and in accordance with generally accepted accounting principles where applicable, unless otherwise specified by the Committee, and shall be subject to certification by the Committee. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles provided that any such change shall at all times satisfy the provisions of Section 162(m) of the Code.

Plan means this amended and restated Alphatec Holdings, Inc. 2016 Equity Incentive Plan. This Plan constitutes an amendment and restatement of the Alphatec Holdings, Inc. 2016 Equity Incentive Plan originally approved by the stockholders of the Company on August 18, 2016 (the “Original Plan”). This amended and restated Plan shall be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s initial adoption of this amended and restated Plan. Notwithstanding the foregoing, the Original Plan shall remain in effect on its existing terms unless and until this amended and restated Plan is approved by the Company’s stockholders.

Restatement Effective Date means the date this amended and restated Plan is approved by the stockholders of the Company.

Securities Act means the Securities Act of 1933, as amended.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant, which the Committee may, in its sole discretion, structure to qualify in whole or in part as “performance-based compensation” under Section 162(m) of the Code.

Stock Grant means a grant by the Company of Shares under the Plan, which the Committee may, in its sole discretion, structure to qualify in whole or in part as “performance-based compensation” under Section 162(m) of the Code.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan - an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.

(a)	Subject to Paragraph 25, the number of Shares which may be issued from time to time pursuant to this Plan shall be 3,083,333 shares of Common Stock.

(b)	If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares by a Participant or the withholding of Shares by the Company or if the Company or an Affiliate’s tax withholding obligation is satisfied by withholding Shares or the tender of Shares by a Participant, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued. However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code.

(c)	Notwithstanding any provision in the Plan to the contrary, and subject to Paragraph 25, the maximum aggregate number of Shares with respect to one or more Stock Rights that may be granted to any one person during any fiscal year shall be 500,000. To the extent required by Section 162(m) of the Code, Shares subject to Stock Rights which are canceled shall continue to be counted against the foregoing limit.

(d)	Notwithstanding any provision to the contrary in the Plan, and subject to Paragraph 25, the Board may establish compensation for non-employee directors from time to time, subject to the limitations in the Plan (the “Non-Employee Director Compensation Policy”). The Board will from time to time determine the terms, conditions and amounts of all such non-employee director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Stock Rights granted to a non-employee director as compensation for services as a non-employee director during any fiscal year of the Company may not exceed $300,000 (which limit shall be increased to $500,000 in the first fiscal year of a non-employee director’s service on the Board). The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Stock Rights that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, including Options and stock appreciation rights, then the Committee shall take all action with respect to such Stock Rights, and the individuals taking such action shall consist solely of two or more non-employee directors, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “outside director” for purposes of Section 162(m) of the Code, as applicable. Additionally, to the extent required by applicable law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Paragraph 4. Subject to the provisions of the Plan, the Administrator is authorized to:

(a)	Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

(b)	Determine which Employees, directors and Consultants shall be granted Stock Rights;

(c)	Determine the number of Shares for which a Stock Right or Stock Rights shall be granted;

(d)	Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

(e)	Determine Performance Goals no later than such time as required to ensure that a Performance-Based Award which is intended to comply with the requirements of Section 162(m) of the Code so complies;

(f)	Amend any term or condition of any outstanding Stock Right, other than as prohibited by Paragraph 32, provided that (i) such term or condition as amended is not prohibited by the Plan; (ii) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant’s consent or in the event of death of the Participant the Participant’s Survivors; and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and described in Paragraph 6(b)(iv) below with respect to ISOs and pursuant to Section 409A of the Code;

(g)	Make any adjustments in the Performance Goals included in any Performance-Based Awards provided that such adjustments comply with the requirements of Section 162(m) of the Code; and

(h)	Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right; provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of not causing any adverse tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs and in accordance with Section 162(m) of the Code for all other Stock Rights to which the Committee has determined Section 162(m) is applicable. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee, unless otherwise required to be taken by the Committee under Section 162(m) of the Code or Section 16 of the Exchange Act.

To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, only the Board of Directors or the Committee shall be authorized to grant a Stock Right to any director of the Company or to any “officer” of the Company as defined by Rule 16a-1 under the Exchange Act.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. ISOs may be granted only to Employees who are deemed to be residents of the United States for tax purposes. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the stockholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

(a)	Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

(i)	Exercise Price: Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of Common Stock on the date of grant of the Option.

(ii)	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

(iii)	Vesting: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain performance conditions or the attainment of stated goals or events.

(iv)	Additional Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other stockholders, including requirements that:

A.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

B.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

(v)	Term of Option: Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

(b)	ISOs: Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

(i)	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except clause (i) and (v) thereunder.

(ii)	Exercise Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(iii)	Term of Option: For Participants who own:

A.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

(iv)	Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Each Stock Grant to a Participant shall state the principal terms in an Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(i)	Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law, if any, on the date of the grant of the Stock Grant;

(ii)	Each Agreement shall state the number of Shares to which the Stock Grant pertains;

(iii)	Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time period or attainment of Performance Goals or such other performance criteria upon which such rights shall accrue and the purchase price therefor, if any; and

(iv)	Dividends with respect to a Stock Grant that are paid prior to the vesting of such Stock Grant shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Stock Grant vests.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Each Agreement shall include the terms of any right of the Company including the right to terminate the Stock-Based Award without the issuance of Shares, the terms of any vesting conditions, Performance Goals or events upon which Shares shall be issued. Under no circumstances may the Agreement covering stock appreciation rights (a) have an exercise price (per share) that is less than the Fair Market Value per share of Common Stock on the date of grant or (b) expire more than ten years following the date of grant. Dividends or dividend equivalent rights with respect to an Other-Stock Based Award that are paid prior to the vesting of such Other Stock-Based Award or are based on dividends paid prior to the vesting of such Other Stock-Based Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Other Stock-Based Award vests. No dividend equivalent rights shall be granted with respect to Options or stock appreciation rights.

The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.

9.	PERFORMANCE BASED AWARDS.

Notwithstanding anything to the contrary herein, during any period when Section 162(m) of the Code is applicable to the Company and the Plan, Stock Rights granted under Paragraph 7 and Paragraph 8 may be granted by the Committee in a manner which is deductible by the Company under Section 162(m) of the Code (“Performance-Based Awards”). If the Committee, in its sole discretion, decides to grant such a Stock Right that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the provisions of this Paragraph 9 shall control over any contrary provision contained in the Plan. The Committee, in its sole discretion, may grant Stock Rights that are based on Performance Goals but that do not satisfy the requirements of this Paragraph 9 and that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

A Participant’s Performance-Based Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be determined based on the attainment of written Performance Goals, which must be objective and approved by the Committee for a performance period of between one and five years established by the Committee (I) while the outcome for that performance period is substantially uncertain and (II) no more than 90 days after the commencement of the performance period to which the Performance Goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The Committee shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, to so certify in writing and ascertain the amount of the applicable Performance-Based Award. No

Performance-Based Awards will be issued for such performance period until such written certification is made by the Committee. The number of shares issued in respect of a Performance-Based Award to a given Participant may be less than the amount determined by the applicable Performance Goal formula, at the discretion of the Committee. In determining the amount earned under such Performance-Based Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the performance period. The number of Shares issued in respect of a Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period. Nothing in this Section shall prohibit the Company from granting Stock Rights subject to performance criteria that do not comply with this Paragraph.

Notwithstanding any other provision of the Plan and except as otherwise determined by the Committee, any Stock Right that is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as “performance-based compensation” under Section 162(m) of the Code, and the Plan and the applicable Stock Right agreement shall be deemed amended to the extent necessary to conform to such requirements.

10.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised; or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised; or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator; or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

11.	PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or by check; (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award; (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise or purchase of the Stock Grant or Stock-Based Award, a number of Shares having a Fair Market Value equal as of the date of exercise or purchase to the aggregate exercise or purchase price for the number of Shares as to which the Stock Grant or Stock-Based Award is being exercised or purchased; or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above; or (e) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.

The Company shall when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

12.	RIGHTS AS A STOCKHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a stockholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s share register in the name of the Participant.

13.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) with respect to a Stock Right other than an ISO, as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above during the Participant’s lifetime a Stock Right shall only be exercisable by or issued to such Participant (or his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

(i)

A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 15, 16, and 17, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

(ii)	Except as provided in Subparagraph (iii) below, or Paragraph 16 or 17, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

(iii)	The provisions of this Paragraph, and not the provisions of Paragraph 16 or 17, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

(iv)	Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

(v)

A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than ninety days, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the 181st day following such leave of absence.

(vi)	Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

(i)	All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.

(ii)	Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

16.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement:

(i)	A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the

Option has become exercisable but has not been exercised on the date of the Participant’s termination of service due to Disability;

(ii)	In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability;

(iii)	A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant’s termination of service due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option; and

(iv)	The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

17.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement:

(i)	In the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors to the extent that the Option has become exercisable but has not been exercised on the date of death;

(ii)	In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death; and

(iii)	If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

18.	EFFECT OF TERMINATION OF SERVICE ON STOCK GRANTS AND STOCK-BASED AWARDS.

In the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such grant shall terminate.

For purposes of this Paragraph 18 and Paragraph 19 below, a Participant to whom a Stock Grant or a Stock-Based Award has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 18 and Paragraph 19 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

19.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE, DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service for any reason (whether as an Employee, director or Consultant), other than termination for Cause, death or Disability for which there are special rules in Paragraphs 20, 21, and 22 below, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant or Stock-Based Award as to which the Company’s forfeiture or repurchase rights have not lapsed.

20.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause:

(i)	All Shares subject to any Stock Grant or Stock-Based Award that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

(ii)	Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant or Stock-Based Award that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.

21.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if a Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

22.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an

Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s date of death.

23.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:

(i)	The person who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

(ii)	At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.

24.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

25.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement.

(a)

Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise or purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 3(c) shall also be proportionately adjusted upon the occurrence of such events and the Performance Goals applicable to outstanding Performance-Based Awards.

(b)	Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant (to the extent such Stock Grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).

In taking any of the actions permitted under this Paragraph 25(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.

(c)	Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

(d)	Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 25, including, but not limited to the effect of any, Corporate Transaction and Change of Control and, subject to Paragraph 4, its determination shall be conclusive.

(e)	Modification of Stock Rights. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would (i) constitute a “modification” of any ISOs (as that term is defined in Section 424(h) of the Code), or (ii) cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Options. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv). With respect to Stock Rights that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, no adjustment or action described in this Paragraph 25 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Stock Right to fail to so qualify as Performance-Based Compensation, unless the Committee determines that the Award should not so qualify.

26.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

27.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

28.	CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOS.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an Employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

29.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock, the withholding of shares of Common Stock otherwise issuable under a Stock Right or a promissory note, is authorized by the Administrator (and permitted by law). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or surrender no greater than the aggregate amount of such liabilities based on the minimum individual statutory tax rate in the applicable jurisdiction at the time of such withholding. For purposes hereof, the fair market value of the shares withheld or surrendered for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date the tax withholding obligation arises. If the Fair Market Value of the shares withheld or surrendered is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

30.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

31.	TERMINATION OF THE PLAN.

This amended and restated Plan will terminate on April 24, 2017, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the stockholders of the Company. The Plan may be terminated at an earlier date by vote of the stockholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.

32.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the stockholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code (including deferral of taxation upon exercise), and to the extent necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers and in order to continue to comply with Section 162(m) of the Code; provided that any amendment approved by the Administrator which the Administrator determines is of a scope that requires stockholder approval shall be subject to obtaining such stockholder approval. Other than as set forth in Paragraph 25 of the Plan, the Administrator may not without stockholder approval reduce the exercise price of an Option or stock appreciation right or cancel any outstanding Option or stock appreciation right in exchange for a replacement option or stock appreciation right having a lower exercise price, any Stock Grant, any other

Stock-Based Award or for cash. In addition, the Administrator not take any other action that is considered a direct or indirect “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Nothing in this Paragraph 32 shall limit the Administrator’s authority to take any action permitted pursuant to Paragraph 25.

33.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

34.	SECTION 409A.

If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his separation from service, to the extent any payment under this Plan or pursuant to the grant of a Stock-Based Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to a Stock-Based Award may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.

The Administrator shall administer the Plan with a view toward ensuring that Stock Rights under the Plan that are subject to Section 409A of the Code comply with the requirements thereof and that Options under the Plan be exempt from the requirements of Section 409A of the Code, but neither the Administrator nor any member of the Board, nor the Company nor any of its Affiliates, nor any other person acting hereunder on behalf of the Company, the Administrator or the Board shall be liable to a Participant or any Survivor by reason of the acceleration of any income, or the imposition of any additional tax or penalty, with respect to a Stock Right, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise.

35.	INDEMNITY.

Neither the Board nor the Administrator, nor any members of either, nor any employees of the Company or any parent, subsidiary, or other Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Company hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

36.	CLAWBACK.

Notwithstanding anything to the contrary contained in this Plan, the Company may recover from a Participant any compensation received from any Stock Right (whether or not settled) or cause a Participant to forfeit any Stock Right (whether or not vested) in the event that the Company’s Clawback Policy then in effect is triggered.

37.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

APPENDIX B

ALPHATEC HOLDINGS, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective May 16, 2017)

ARTICLE I.

PURPOSE

The purposes of this Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan (as it may be amended or restated from time to time, the “Plan”) are to assist Eligible Employees of Alphatec Holdings, Inc., a Delaware corporation (the “Company”), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.

ARTICLE II.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Masculine, feminine and neuter pronouns are used interchangeably and each comprehends the others.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article XI. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan as provided in Article XI.

2.2 “Applicable Law” shall mean the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.

2.3 “Board” shall mean the Board of Directors of the Company.

2.4 “Change in Control” shall mean and include each of the following:

(a) (1) Any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (2) any sale or exchange of all of the Common Stock for cash, securities or other property or (3) any sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions, unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction; or

(b) Any person or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the Exchange Act) of securities possessing more than 30% of the total combined voting power of the Company’s outstanding securities unless pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board recommends such stockholders accept, other than (i) the Company or an affiliate, (ii) an employee benefit plan of the Company or any of its affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities; or

(c) Over a period of thirty-six (36) consecutive months or less there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.5 “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

2.6 “Common Stock” shall mean the common stock of the Company and such other securities of the Company that may be substituted therefor pursuant to Article VIII.

2.7 “Company” shall mean Alphatec Holdings, Inc., a Delaware corporation, or any successor.

2.8 “Compensation” of an Eligible Employee shall mean the gross base compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including sales commissions but excluding overtime payments, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments.

2.9 “Designated Subsidiary” shall mean any Subsidiary designated by the Administrator in accordance with Section 11.3(b).

2.10 “Eligible Employee” shall mean an Employee (a) who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock and other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code), (b) whose customary employment is for more than twenty hours per week and (c) whose customary employment is for five months or more in any calendar year. For purposes of the foregoing sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee; provided, however, that the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; and/or (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years); and/or (iii) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Common Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Common Stock under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (i), (ii) or (iii) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

2.11 “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

2.12 “Enrollment Date” shall mean the first Trading Day of each Offering Period.

2.13 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.14 “Fair Market Value” means the value of a Share on a particular date determined by such methods or procedures as may be established by the Administrator. Unless otherwise determined by the Administrator, the Fair Market Value of Common Stock as of any date is the closing price for the Common Stock as reported on the NASDAQ Stock Market (or on any other national securities exchange on which the Common Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

2.15 “Offering Document” shall have the meaning given to such term in Section 4.1.

2.16 “Offering Period” shall have the meaning given to such term in Section 4.1.

2.17 “Parent” shall mean any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.18 “Participant” shall mean any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to the Plan.

2.19 “Plan” shall mean this amended and restated 2007 Employee Stock Purchase Plan, as it may be amended from time to time.

2.20 “Purchase Date” shall mean the last Trading Day of each Offering Period.

2.21 “Purchase Price” shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.

2.22 “Restatement Effective Date” shall have the meaning set forth in Article X.

2.23 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.24 “Share” shall mean a share of Common Stock.

2.25 “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.

2.25 “Trading Day” shall mean a day on which national stock exchanges in the United States are open for trading.

ARTICLE III.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 887,499 Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again be available for issuance under the Plan.

3.2 Stock Distributed. Any Common Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.

ARTICLE IV.

OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES

4.1 Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Common Stock under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The Administrator shall establish in each Offering Document one or more Purchase Dates during an Offering Period on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out during such Offering Period in accordance with such Offering Document and the Plan. The provisions of separate Offering Periods under the Plan need not be identical.

4.2 Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(a) the length of the Offering Period, which period shall not exceed twenty-seven months;

(b) the Purchase Date(s) during such Offering Period;

(c) the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 50,000 Shares;

(d) in connection with each Offering Period that contains more than one Purchase Date, the maximum aggregate number of Shares which may be purchased by any Eligible Employee on any given Purchase Date during the Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 50,000 Shares; and

(e) such other provisions as the Administrator determines are appropriate, subject to the Plan.

ARTICLE V.

ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V and the limitations imposed by Section 423(b) of the Code.

5.2 Enrollment in Plan.

(a) Except as otherwise set forth in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.

(b) Each subscription agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. The percentage of Compensation designated by an Eligible Employee may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 20% in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

(c) A Participant may reduce, but not increase, the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed one change to his or her payroll deduction elections during each Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period following five business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). A Participant may increase the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2(c), only with respect to subsequent Offering Periods. In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article VII.

(d) Except as otherwise set forth in an Offering Document or determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

5.3 Payroll Deductions. Except as otherwise provided in the applicable Offering Document, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively.

5.4 Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.

5.5 Limitation on Purchase of Common Stock. An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.6 Decrease or Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

5.7 Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

5.8 Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

ARTICLE VI.

GRANT AND EXERCISE OF RIGHTS

6.1 Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the earlier of: (x) the last Purchase Date of the Offering Period, (y) the last day of the Offering Period and (z) the date on which the Participant withdraws in accordance with Section 7.1 or Section 7.3.

6.2 Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right shall be distributed in full to the Participant as soon as practicable following the Purchase Date. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

6.3 Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Common Stock are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

6.4 Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations.

6.5 Conditions to Issuance of Common Stock. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(a) The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed;

(b) The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(e) The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE VII.

WITHDRAWAL; CESSATION OF ELIGIBILITY

7.1 Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than 15 calendar days prior to the end of the Offering Period (or such shorter or longer period as may be determined by the Administrator). All of the Participant’s payroll deductions credited to his or her account during an Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant timely delivers to the Company a new subscription agreement.

7.2 Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

7.3 Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated.

ARTICLE VIII.

ADJUSTMENTS UPON CHANGES IN STOCK

8.1 Changes in Capitalization. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), Change in Control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

8.2 Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a) To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b) To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d) To provide that Participants’ accumulated payroll deductions may be used to purchase Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and

(e) To provide that all outstanding rights shall terminate without being exercised.

8.3 No Adjustment Under Certain Circumstances. No adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

8.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

ARTICLE IX.

AMENDMENT, MODIFICATION AND TERMINATION

9.1 Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII); (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan; or (c) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

9.2 Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

9.3 Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(b) shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and

(c) allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

9.4 Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon.

ARTICLE X.

TERM OF PLAN

This amended and restated Plan shall be effective on May 16, 2017 (the “Restatement Effective Date”). The amended and restated Plan shall be subject to approval of the Plan by the stockholders of the Company within twelve months following the date the amended and restated Plan is first approved by the Board. No Shares may be issued under the Plan prior to such stockholder approval. In the event this amended and restated Plan shall not have been approved by the stockholders of the Company prior to the end of said 12-month period, this amended and restated Plan shall cease to be effective, all options granted under this amended and restated Plan shall be canceled and become null and void without being exercised, and the original Plan as in effect immediately prior to the Restatement Effective Date shall continue in full force and effect on its terms and conditions as in effect immediately prior to the Restatement Effective Date. This amended and restated Plan shall be in effect until April 24, 2027, the tenth anniversary of the date this amended and restated Plan was first approved by the Board, unless sooner terminated under Article IX. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

ARTICLE XI.

ADMINISTRATION

11.1 Administrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”). The Board may at any time vest in the Board any authority or duties for administration of the Plan.

11.2 Action by the Administrator. Unless otherwise established by the Board or in any charter of the Administrator, a majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and, subject to Applicable Law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other Employee, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.3 Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a) To determine when and how rights to purchase Common Stock shall be granted and the provisions of each offering of such rights (which need not be identical).

(b) To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(c) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(d) To amend, suspend or terminate the Plan as provided in Article IX.

(e) Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

11.4 Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE XII.

MISCELLANEOUS

12.1 Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2 Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

12.3 Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

12.4 Designation of Beneficiary.

(a) A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5 Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.6 Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

12.7 Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.8 Reports. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

12.9 No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10 Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.11 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.12 Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

* * * * *

APPENDIX C

ANNUAL MEETING OF ALPHATEC HOLDINGS, INC.

Date:       June 15, 2017

Time:      2:00 P.M. PT

Place:     5818 El Camino Real, Carlsbad, CA 92008

Please make your marks like this: ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR the election of each Director in proposal 1, FOR proposals 2, 3, 4, 5 and 7, and for “every year” for proposal 6.

1: Election of Directors;	For		Withhold	Directors Recommend
01 Mortimer Berkowitz III	☐		☐	For
02 R. Ian Molson	☐		☐	For
03 Donald A. Williams	☐		☐	For
04 Lesley H. Cross	☐		☐	For
05 Stephen O’Neil	☐		☐	For
06 David H. Mowry	☐		☐	For
07 Terry M. Rich	☐		☐	For
	For	Against	Abstain
2: Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017;	☐	☐	☐	For
3: Approval of an amendment and restatement of our 2016 Equity Incentive Plan;	☐	☐	☐	For
4: Approval of an amendment and restatement of our 2007 Employee Stock Purchase Plan;	☐	☐	☐	For
5: Approval, on an advisory basis, of the compensation of our named executive officers;	☐	☐	☐	For

	Every year	Every Two Years	Every Three Years	Abstain
6: Approval, on an advisory basis, of the frequency of future stockholder votes to approve the compensation of our named executive officers; and	☐	☐	☐	☐	Every year

For	Against	Abstain

7:  Approval of the issuance of up to an aggregate of 17,525,972 shares of common stock issuable upon the conversion of outstanding shares of our Series A Convertible Preferred Stock and the exercise of outstanding warrants.

☐	☐	☐	For

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Alphatec Holdings, Inc. to be held on Thursday, June 15, 2017 for Holders as of April 24, 2017 This proxy is being solicited on behalf of the Board of Directors VOTE BY:

INTERNET	TELEPHONE

Go To www.proxypush.com/ATEC • Cast your vote online. • View Meeting Documents.	OR	866-834-6032 • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.

MAIL
OR	• Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Jeffrey G. Black and Craig E. Hunsaker, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Alphatec Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF EACH DIRECTOR IN ITEM 1, FOR PROPOSALS 2, 3, 4, 5, AND 7, AND FOR “EVERY YEAR” FOR PROPOSAL 6.

All votes must be received by 11:59 P.M., Eastern Time, JUNE 14, 2017.

All votes for 401(k) participants must be receive by 11:59 P.M., Eastern Time, JUNE 14, 2017.

PROXY TABULATOR FOR ALPHATEC HOLDINGS, INC. P.O. BOX 8016 CARY, NC 27512-9903

EVENT #
CLIENT #
OFFICE #

C-1

Proxy — Alphatec Holdings, Inc.

Annual Meeting of Stockholders

June 15, 2017, 2:00 P.M. PT

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Jeffrey G. Black and Craig E. Hunsaker (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Alphatec Holdings, Inc., a Delaware corporation (“the Company”). The undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the 5818 El Camino Real, Carlsbad, CA, 92008, on Thursday, June 15, 2017 at 2:00 pm (PT) and any adjournments or postponements thereof.

The purpose of the Annual Meeting is to take action on the following:

1. to elect seven persons to our Board of Directors;

2. to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017;

3. to approve an amendment and restatement of our 2016 Equity Incentive Plan;

4. to approve an amendment and restatement of our 2007 Employee Stock Purchase Plan;

5. to approve, on an advisory basis, the compensation of our named executive officers;

6. to approve, on an advisory basis, the frequency of future stockholder votes to approve the compensation of our named executive officers; and

7. to approve, as required by and in accordance with NASDAQ listing rules, the issuance of up to an aggregate of 17,525,972 shares of common stock issuable upon the conversion of outstanding shares of our Series A Convertible Preferred Stock and the exercise of outstanding warrants.

The Board of Directors recommends for advisory votes on compensation of our named executive officers to occur “every year,” and recommends the approval of each of the other proposals.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” the election of each Director, “FOR” proposals 2, 3, 4, 5 and 7, and for “Every Year” for proposal 6. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares                    ☐
in person, please mark this box.

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